Exhibit 10.a

THE NEWHALL LAND AND FARMING COMPANY

RETIREMENT PLAN

         (Restatement Effective January 1, 2002)
THE NEWHALL LAND AND FARMING COMPANY
RETIREMENT PLAN

1.33	Non-Seasonal Agricultural Employee	13
1.34	Normal Retirement Date	13
1.35	OBRA 93	13
1.36	One-Percent Owner	13
1.37	Participant	13
1.38	Participating Company	13
1.39	Plan	13
1.40	Plan Administrator	13
1.41	Plan Year	13
1.42	Primary Social Security Benefit of a Participant	14
1.43	Regulation	14
1.44	Related Company	14
1.45	Remuneration	14
1.46	Rule of Parity Break	15
1.47	Seasonal Agricultural Employee	15
1.48	Social Security Taxable Wage Base	15
1.49	Trust	15
1.50	Trustee	15
1.51	Year of Service	15
ARTICLE II PARTICIPATION		16
2.01	General Eligibility Requirements	16
ARTICLE III RETIREMENT BENEFITS		17
3.01	Normal Retirement Benefit	17
3.02	Provisions Relating to Benefits Commencing Prior to January 1, 1985 and Certain Spousal Benefits	18
3.03	Early Retirement Benefit	19
3.04	Late Retirement Benefit	20
3.05	Benefits for Contributing Participants	21
3.06	Benefits upon Termination	21
ARTICLE IV REEMPLOYMENT		22
4.01	Repayment	22
4.02	Suspension Before a Participant's Normal Retirement Date	22
4.03	Suspension After a Participant's Normal Retirement Date	22
4.04	Resumption	22
4.05	Death	22
ARTICLE V DEATH BENEFITS		23
5.01	Preretirement Survivor Benefits	23
ARTICLE VI CERTAIN BENEFITS FOR CONTRIBUTING PARTICIPANTS		24
6.01	Withdrawal	24
6.02	Preretirement Death Benefit	24
6.03	Postretirement Death Benefit	24
ARTICLE VII DISTRIBUTIONS OF BENEFITS		25
7.01	Normal Payment Method	25
7.02	Optional Payment Methods	25

7.03	Procedures for Election of Optional Payment Methods and Designation of Beneficiary	25
7.04	Notification and Explanation	26
7.05	Small Benefits	27
7.06	Facility of Payment	27
7.07	Limitation on Time and Manner of Distribution	27
ARTICLE VIII LIMITATIONS ON BENEFITS		29
8.01	Section 415 Limitation	29
8.02	Annual Benefit	29
8.03	Maximum Permissible Amount	29
8.04	Adjustment	30
8.05	Multiple Defined Benefit Plans	30
8.06	Annual Addition	31
8.07	Adjustments	31
8.08	Freeze Date	31
8.09	Limitation on Benefits for Highest Paid	31
ARTICLE IX FUNDING		32
9.01	Agreements Relating to Funding	32
9.02	Establishment of Trust Agreement	32
9.03	Appointment of Investment Manager	32
9.04	Insurance or Annuity Contracts	32
9.05	Voting of Securities in Trust	32
9.06	Participating Company Contributions	32
9.07	Effect of Transfer of Employment on Participating Company Liability	33
9.08	Application of Forfeitures	33
ARTICLE X ADMINISTRATION OF THE PLAN		34
10.01	The Board and the Committee	34
10.02	Organization of Committee	34
10.03	Powers and Duties	34
10.04	Uniform Administration	35
10.05	Benefit Claims Procedures	35
10.06	Fiduciary Responsibilities	36
10.07	Liability	36
10.08	Indemnification	36
10.09	Reliance on Documents	36
10.10	Member's Own Participation	36
10.11	Delegation of Responsibility	36
10.12	Investment Policy	36
10.13	Compensation and Expenses	36
10.14	Multiple Fiduciary Capacity	37
ARTICLE XI AMENDMENT		38
11.01	Amendment	38
11.02	Technical Amendments	38
11.03	Effect of Amendments by Participating Companies	38
ARTICLE XII MERGER		39

12.01	Successors to Participating Companies	39
12.02	Merger or Transfer of Plan Assets	39
ARTICLE XIII TERMINATION		40
13.01	Power to Terminate	40
13.02	Vesting and Allocation of Assets upon Termination	40
13.03	Partial Termination	40
ARTICLE XIV MISCELLANEOUS		41
14.01	Source of Payment	41
14.02	Inalienability of Benefits	41
14.03	Return of Contributions	42
14.04	Determination of Primary Social Security Benefit	42
14.05	No Right to Employment	42
14.06	Payments to Minors or Incompetents	42
14.07	Lost Participant or Beneficiary	42
14.08	Satisfaction of Claims	43
14.09	Determinations	43
14.10	Mistaken Payments	43
14.11	Direct Rollover	43
14.12	Interpretation	44
14.13	Applicable Law	44
14.14	USERRA Compliance	44
ARTICLE XV TOP-HEAVY RULES		45
15.01	Definitions	45
15.02	Top-Heavy Status	47
15.03	Minimum Benefit	48
15.04	Vesting	48
ARTICLE XVI EXECUTION		50

PREAMBLE

        The Newhall Land and Farming Company Retirement Plan (the "Plan"), established effective December 16, 1951, was last restated in its entirety effective January 1, 1984, and subsequently amended on six separate occasions. Effective January 1, 2002, or as otherwise indicated, this document constitutes another complete amendment and restatement of the Plan.

        The principal purpose of this amendment and restatement is to bring the Plan document into compliance with the requirements of the Uruguay Round Agreements Act, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, the Internal Revenue Service Restructuring and Reform Act of 1998 and the Community Renewal Tax Relief Act of 2000.

        The rights and benefits of a Plan Participant who ceased to be an Employee on or prior to December 31, 2001 shall be determined in accordance with the provisions of the Plan in effect on the date on which that Participant ceased to be an Employee, and any provisions of this Plan that are specifically made effective to such date.

ARTICLE I
DEFINITIONS

        Unless otherwise required by the context, the terms used herein shall have the meanings set forth in the remaining paragraphs of Article I. As used herein, the masculine pronoun shall include the feminine and the singular shall include the plural, unless a different meaning is plainly required by the context.

        1.01    Actuarial Equivalent shall mean the determination of a benefit having the same value as the benefit under the Plan which it replaces. Determination of a Participant's vested accrued benefit for purposes other than a lump sum payment shall be based on an interest rate of six percent (6%) and mortality specified in Table 18-a of the Society of Actuaries 1983 Exposure Draft on Development of the 1983 Group Annuity Mortality Table ("GAM 83"); mortality rates used for individual Participants shall be based on Table 18-a rates for individuals one year younger. Notwithstanding the preceding sentence, determining (i) whether the present value of a Participant's accrued benefit exceeds $5,000 for purposes of Section 7.05 and (ii) the amount of a lump sum benefit, shall be calculated using whichever of the following yields the largest present value of the vested accrued lump sum retirement benefit due an Employee:

  (a)
  The Applicable Interest Rate under Section 417(e) of the Code for the second full calendar month before the date of distribution, and the Applicable Mortality Table under Section 417(e) of the Code; or

  (b)
  Eighty-eight percent (88%) of the average interest rate on 30-year Treasury securities for the third full calendar month before the date of distribution, and the GAM 83 mortality table blended 50% male and 50% female.

        Notwithstanding any other provision of the Plan to the contrary, the present value of the accrued lump sum retirement benefit due an Employee who became a Participant prior to January 1, 2000 shall not be less than the present value of such Participant's vested accrued benefit as of December 31, 1999 utilizing an interest rate that is equal to nine percent (9%) and mortality table specified above for purposes other than a lump sum payment.

        1.02    Affiliated Company shall mean each Participating Company and each entity which is a Related Company with respect to any Participating Company.

        1.03    Annuity Starting Date shall mean the first day of the first period for which an amount is received as an annuity.

        1.04    Beneficiary shall mean the person or persons entitled to receive benefits under the Plan upon the death of the Participant as set forth in Section 7.03.

        1.05    Board shall mean the Board of Directors of Newhall Management Corporation or such other corporate entity as may from time to time be the Managing General Partner.

        1.06    Break in Service shall mean any Plan Year in which:

  (a)
  a Participant who is not at any time during such Plan Year a Seasonal Agricultural Employee does not complete more than 500 Hours of Service, or

  (b)
  a Participant who is at any time during such Plan Year a Seasonal Agricultural Employee does not complete more than 300 Hours of Service.

        1.07    Code shall mean the Internal Revenue Code of 1986 as amended.

        1.08    Committee shall mean the Employee Benefit Committee appointed by the Board in accordance with Article X and shall include, where appropriate, any party to whom responsibility has been properly delegated under Section 10.11.

        1.09    Company shall mean The Newhall Land and Farming Company, a California limited partnership.

        1.10    Compensation shall mean the compensation reportable for Federal Income Tax purposes, including severance payments, that is or would have been paid to an Employee if such Employee had not made (i) a salary deferral election under The Newhall Land and Farming Company Employee Savings Plan, (ii) an election under any plan described in Section 125 of the Code or (iii) an election to defer the receipt of salary or bonus (whether payable in cash or employer securities) under a nonqualified deferral arrangement; provided that, effective for terminations of employment on and after December 1, 1993, Compensation does not include severance pay. If an amount is included in Compensation at the time of deferral pursuant to the previous sentence, no amount attributable to the amount so deferred will be included in Compensation at the time the deferred amount is actually paid.

  (a)
  Compensation does not include that portion of compensation imputed for tax purposes as a result of fringe benefits (including any gain upon the exercise of options to acquire employer securities or the sale of securities acquired thereunder, the vesting of restricted employer securities or other gains from equity compensation other than employer securities that are payable (or would be payable absent a deferral election by the Participant) as an annual bonus) and other similar forms of compensation as determined in accordance with nondiscriminatory rules adopted by the Committee.

  (b)
  In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, effective for Plan Years beginning on and after January 1, 2002, the annual Compensation of an Employee taken into account under the Plan shall not exceed $200,000 adjusted for increases in the cost-of-living as provided under Code Section 401(a)(17)(B). With respect to an Employee who performs an Hour of Service after December 31, 2001, for purposes determining such Employee's benefit accruing in Plan Years beginning prior to 2002, the annual Compensation limit shall be $200,000.

  (c)
  Unless otherwise provided under the Plan, each Code Section 401(a)(17) Employee's accrued benefit under this Plan will be the greater of the accrued benefit determined for the Employee under 1 or 2 below:

  (1)
  The Employee's accrued benefit determined with respect to the benefit formula applicable for the Plan Year beginning on or after January 1, 1994, as applied to the Employee's total Years of Service taken into account under the Plan for the purposes of benefit accruals, or

  (2)
  The sum of:

  (i)
  the Employee's accrued benefit as of the last day of the last Plan Year beginning before January 1, 1994, frozen in accordance with Section 1.401(a)(4)-13 of the Regulations, and

  (ii)
  the Employee's accrued benefit determined under the benefit formula applicable for the Plan Year beginning on or after January 1, 1994, as applied to the Employee's Years of Service credited to the Employee for Plan Years beginning on or after January 1, 1994, for purposes of benefit accruals.

  (d)
  For purposes of this Section, a Section 401(a)(17) Employee means an Employee whose current accrued benefit as of a date on or after the first day of the first Plan Year beginning on or after January 1, 1994, is based on compensation for a year beginning prior to the first day of the first Plan Year beginning on or after January 1, 1994, that exceeded $150,000.

        1.11    Contributing Participant shall mean any Participant who elected, under the provisions of the Plan in effect prior to January 1, 1976, to make monthly contributions under the Plan by payroll deduction. From and after January 1, 1976, employee contributions to the Plan are neither required nor permitted.

        1.12    Contribution Account shall mean, with respect to a particular Contributing Participant, an amount equal to:

  (a)
  such Contributing Participant's own contributions to the Plan under the provisions hereof in effect prior to January 1, 1976, plus

  (b)
  interest on the net balance in the account from time to time: (i) for periods prior to January 1, 1976, in accordance with the provisions of this Plan then in effect; and (ii) for periods after December 31, 1975, compounded annually at the rate of five percent (5%) per annum (or such different rate as may be established by the Secretary of the Treasury pursuant to Section 204(c)(2)(d) of ERISA) or such greater rate as may be determined by the Committee less

  (c)
  any amounts withdrawn from time to time pursuant to Section 5.01.

        1.13    Credited Benefit Service shall mean, for purposes of determining benefits under this Plan, shall be a number of years and months (or twelfths of years) found by application of subsections (a), (b) and (c) to periods of service beginning on the date (determined by reference to available employment records of the employer) on which an Employee first renders an Hour of Service with a Participating Company, unless such service is excluded by application of subsection (d).

  (a)
  An Employee's Credited Benefit Service with respect to the period prior to January 1, 1976 shall include all Plan Years and completed calendar months (treating fractional months as complete months) of employment, provided that no Credited Benefit Service shall be taken into account for any period:

  (1)
  during which the Plan was not in existence;

  (2)
  during which such Employee was not an Eligible Employee; or

  (3)
  excluded by application of subsection (d).

  (b)
  With respect to the period beginning on January 1, 1976, the Credited Benefit Service of an Employee who is not, at any time during a Plan Year, a Seasonal Agricultural Employee shall accrue based on the following table of Hours of Service rendered during each Plan Year while he is an Eligible Employee:

Hours of Service	Credited Service
Under 500	0
500—599	2/12 of a year
600—699	3/12 of a year
700—799	4/12 of a year
800—899	5/12 of a year
900—999	6/12 of a year
1000—1099	7/12 of a year
1100—1199	8/12 of a year
1200—1299	9/12 of a year
1300—1399	10/12 of a year
1400—1499	11/12 of a year
1500 and Over	12/12 of a year
  (c)
  With respect to the period beginning on January 1, 1976, the Credited Benefit Service of an Employee who is, at any time during a Plan Year, a Seasonal Agricultural Employee shall accrue based on the following table of Hours of Service rendered during such Plan Year while he is an Eligible Employee:

Hours of Service	Credited Service
Under 300	0
300—499	1/12 of a year
500—599	2/12 of a year
600—699	3/12 of a year
700—799	4/12 of a year
800—899	5/12 of a year
900—999	6/12 of a year
1000—1099	7/12 of a year
1100—1199	8/12 of a year
1200—1299	9/12 of a year
1300—1399	10/12 of a year
1400—1499	11/12 of a year
1500 and Over	12/12 of a year
  (d)
  Notwithstanding subsections (a) through (c), an Employee's Credited Benefit Service shall not include service prior to a Rule of Parity Break.

        1.14    Covered Compensation shall mean the average of the contribution and benefit bases in effect under Section 230 of the Social Security Act for each year in the 35-year period ending with the year in which the Participant attains the social security retirement age as defined in Section 415(b)(8) of the Code. For purposes of the above, the determination for any year preceding the year in which the Participant attains the social security retirement age will be made by assuming that there is no increase in the bases described above after the determination year and before the Participant attains the social security retirement age.

        1.15    Credited Compensation shall mean aggregate Compensation for the performance of duties as an Eligible Employee.

        1.16    Cumulative Vesting Service shall mean, with respect to a particular Employee, the aggregate of all such Employee's Years of Service, except that the following Years of Service shall not be taken into account:

  (a)
  Years of Service ending before January 1, 1976, if they would have been disregarded under the break in service rules of the Plan effective for such years.

  (b)
  Years of Service completed before the Year of Service in which the Employee attains the age of 22 (or, for an Employee who has at least one Hour of Service after December 31, 1984, the age of 18), unless such Employee:

  (1)
  was, at any time during the particular Year of Service in question, a Seasonal Agricultural Employee, or

  (2)
  was a Participant on December 31, 1975 and has been a Participant continuously thereafter.

  (c)
  Years of Service before a Break in Service, unless and until the Employee has completed one Year of Service after such Break in Service.

  (d)
  Years of Service before a Rule of Parity Break.

  Subject to subsection (d), any Participant who is a Seasonal Agricultural Employee shall be credited with a year of Cumulative Vesting Service for each year (if any) for which he is entitled to receive a past service benefit credit under Section 3.01(a)(3).

        1.17    Early Retirement Date shall have the meaning set forth in Section 3.03(a).

        1.18    Eligible Employee shall mean any Employee of a Participating Company, but excluding:

  (a)
  any Leased Employee.

  (b)
  any Employee whose compensation and conditions of employment are established by the terms of a collective bargaining agreement in the negotiation of which retirement benefits were the subject of good faith bargaining, except that any otherwise eligible Employee whose compensation and conditions of employment are established by the terms of a collective bargaining agreement shall be an Eligible Employee if his participation in this Plan is specifically provided for in a collective bargaining agreement entered into by a Participating Company with such Employee's lawful representative or bargaining agent. For purposes of the preceding sentence, the term "collective bargaining agreement" shall not apply if more than two percent (2%) of the employees covered pursuant to such agreement are "professionals" as defined in Regulation 1.410(b)-9(g).

        1.19    Employee shall mean:

  (a)
  Any person who is employed by and engaged in rendering personal services to an Affiliated Company, or

  (b)
  Any Leased Employee unless: (i) such individual is covered by a money purchase pension plan described in Section 414(n)(5)(A)(i) of the Code; and (ii) Leased Employees do not constitute more than twenty percent (20%) of the Associated Companies' non-highly compensated work force (as defined in Section 414(n)(5)(C)(ii) of the Code).

  A person employed by an Affiliated Company as an officer shall be deemed an Employee, whether or not he is also a director of such Affiliated Company, but no person shall be deemed an Employee solely by reason of serving as a director of an Affiliated Company.

        1.20    Employee Provided Benefit shall mean an annual amount determined by increasing a Contributing Participant's Contribution Account at time of termination or severance from employment

(not later than his Normal Retirement Date) by the interest rate provided in Section 1.12 as of such date compounded annually to the Normal Retirement Date and then dividing by ten (10).

        1.21    Employee Savings Plan shall mean The Newhall Land and Farming Company Employee Savings Plan.

        1.22    ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended.

        1.23    Fiduciary shall mean any person who exercises discretionary authority or control over the management of the Plan, assets held under the Trust, or disposition of Trust assets; who renders investment advice for direct or indirect compensation as to assets held under the Plan or has any authority or responsibility to do so; or who has any discretionary authority or responsibility in the administration of the Plan. Any person may serve in more than one fiduciary capacity with respect to the Plan if so duly appointed or delegated such responsibility.

        1.24    Final Average Credited Compensation shall mean:

  (a)
  The annual average Credited Compensation during the five (5) consecutive year period during the Participant's last ten (10) years of participation in the Plan for which such Credited Compensation is highest. If the participant was not employed for five (5) of the last ten (10) calendar years or if the Participant was on a leave of absence other than a long term disability leave during such period, the average will be based on the actual number of most recent consecutive years completed; or

  (b)
  For any Participant who has at least one Hour of Service with an Affiliated Company on or after January 1, 1993 the annual average Credited Compensation of the five years during the Participant's last ten (10) years of participation in the Plan for which such Credited Compensation is highest. For purposes of determining this average, the Plan shall disregard all years in which the Participant has zero earnings. If the participant was not employed for five (5) of the last ten (10) calendar years or if the Participant was on a leave of absence other than a long term disability leave during such period, the average will be based on the actual number of most recent years completed.

  (c)
  If in a calendar year the Hours of Service of a Participant do not equal or exceed 1500 for a Participant who is, at any time during such calendar year, a Seasonal Agricultural Employee, 2080 for a Participant who is a Non-Seasonal Agricultural Employee, or 2080 for all other Participants, then such Participant's Credited Compensation for such calendar year shall be deemed to be the sum of: (i) his Credited Compensation for such calendar year (exclusive of any bonus or severance payments) divided by the actual number of Hours of Service (not more than the appropriate number set forth in item (I)) completed by the Participant during the applicable period and then multiplied by the appropriate number set forth in item (II); plus (ii) any bonus received by the Participant during the calendar year.

        1.25    Five-Percent Owner of an entity shall mean any Participant who owns (or is considered as owning, within the meaning of Section 318 of the Code, applied by substituting "one-twentieth" for "50%" in Section 318(a)(2)(C)) more than five percent (5%) of the capital or profits interest of the entity (or, if such entity is a corporation, more than five percent (5%) of its outstanding stock or stock possessing more than five percent (5%) of the total combined voting power of all stock).

        1.26    Hour of Service shall mean:

  (a)
  In general:

  (1)
  An hour for which an Employee is paid or entitled to payment by an Affiliated Company for the performance of duties;

    (2)
    An hour for which an Employee is paid or entitled to payment by an Affiliated Company for a period during which no duties are performed (whether or not the employment relationship has been terminated) on account of vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence; provided, however, that:

    (i)
    No hour for which an Employee is directly or indirectly paid under a plan maintained by an Affiliated Company solely to comply with applicable worker's compensation, unemployment compensation or disability insurance laws or solely to reimburse the Employee for medical or medically related expenses incurred by the Employee shall be counted as an Hour of Service; and

    (ii)
    Under no circumstances shall more than 501 Hours of Service be credited to an Employee for any single continuous period during which the Employee performs no duties.

    (3)
    An hour (to the extent not already credited under paragraphs (1) or (2) above) for which an Employee is awarded back pay from an Affiliated Company, irrespective of mitigation of damages.

  (b)
  Subsection (a) shall be applied in accordance with the following:

  (1)
  The number of Hours of Service to be credited for periods during which the Employee performs no duties and the crediting of Hours of Service to specific Plan Years shall be determined by the Committee in accordance with subsections (b) and (c) of Department of Labor Regulations §2530.200b-2; and

  (2)
  An Employee whose compensation for the performance of duties is computed without reference to specific numbers of hours shall be deemed to have 190 Hours of Service in any calendar month in which such Employee completes one Hour of Service.

  (c)
  Solely for the purpose of determining whether a Break in Service has occurred, an Hour of Service shall include, effective for unpaid absences which commence on or after January 1, 1985, any unpaid absence from work for any period:

  (1)
  By reason of pregnancy of the Employee;

  (2)
  By reason of the birth of a child of the Employee;

  (3)
  By reason of the placement of a child with the Employee in connection with the adoption of such child by such Employee; or

  (4)
  For purposes of caring for such child for the period beginning immediately following such birth or placement.

  For purposes of calculating Hours of Service under this subsection, the Plan shall treat as Hours of Service either: (i) the hours which otherwise would normally have been credited to the Employee but for such absence; or (ii) in any case in which the Plan is unable to determine the hours described in clause (i), eight (8) hours per day of absence.

  Provided, however, that no more than 501 Hours of Service shall be credited for each pregnancy or placement described in paragraphs (1) through (4) above. All Hours of Service credited under this subsection shall be credited in the Plan Year during which the first day of the absence described in (i) through (iv) above occurs if, but only if, the Employee would have had a Break in Service in such Plan Year were the Hours of Service under this subsection not credited in such year or, in any other case, in the immediately following Plan Year. No Hours of Service will be credited under this subsection unless the Employee furnishes to the Committee such timely information as the Committee may reasonably require to establish that the absence from work is for reasons set forth in (i) through (iv) above and the total number of days for which there was such an absence.

        1.27    Insurance Company shall have the meaning set forth in Section 9.04.

        1.28    Investment Manager shall have the meaning set forth in Section 9.03.

        1.29    Late Retirement Date shall have the meaning set forth in Section 3.03(a).

        1.30    Leased Employee means any person, other than a common law employee of an Affiliated Company, who pursuant to an agreement between an Affiliated Company and any other person ("leasing organization") has performed services for the Affiliated Company (or for the Affiliated Company and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full time basis for a period of at least one year as determined in accordance with the applicable provisions of the proposed Income Tax Regulations Section 1.414(n)-1(b)(10), and such services are performed under the primary direction or control of the Affiliated Company.

        1.31    Liquidation Date shall mean January 8, 1985.

        1.32    Managing General Partner shall mean Newhall Management Corporation, a California corporation, the managing general partner of the Company, and any successor managing general partner.

        1.33    Non-Seasonal Agricultural Employee shall mean any employee engaged as an agricultural worker by a component of an Affiliated Company that is predominantly involved in producing agricultural commodities, and who is not a Seasonal Agricultural Employee.

        1.34    Normal Retirement Date shall mean, effective August 1, 1987, the first day of the month coinciding with or next following a Participant's sixty-fifth (65) birthday.

        1.35    OBRA 93 shall mean the Omnibus Budget Reconciliation Act of 1993.

        1.36    One-Percent Owner of an entity shall mean any person who would be described by the definition of Five Percent Owner herein if "one percent" (1%)" were substituted for "five percent (5%)" each place it appears in such definition.

        1.37    Participant shall mean any Eligible Employee of a Participating Company who becomes a Participant in the Plan in accordance with Article II and who has not either: (i) incurred a Rule of Parity Break; or (ii) received the entire amount of his benefits under the Plan.

        1.38    Participating Company shall mean the Company and any other employer: (i) authorized by the Board to adopt the Plan; and (ii) which adopts the Plan for its employees.

        1.39    Plan shall mean The Newhall Land and Farming Company Retirement Plan, as in effect from time to time. With respect to the period from and after January 1, 1989, the Plan shall be as set forth in this document and as amended from time to time.

        1.40    Plan Administrator shall mean, with respect to the period prior to January 8, 1985, The Newhall Land and Farming Company, a corporation, and for the period from and after January 8, 1985, the Managing General Partner.

        1.41    Plan Year shall mean: (i) for any year beginning after December 31, 1975, the period from any January 1st to the following December 31st; and (ii) for any period prior to January 1, 1976, the Plan Year specified in the Plan as in effect for such period.

        1.42    Primary Social Security Benefit of a Participant shall mean the following, computed in accordance with Section 14.04:

  (a)
  If determined as of a date on or after his Normal Retirement Date, the estimated annual old age insurance benefit available to him on his Normal Retirement Date under the Social Security Act as in effect on such date.

  (b)
  If determined as of the date of his retirement or termination of employment prior to his Normal Retirement Date, the estimated annual primary old age insurance available to him at his Normal Retirement Date, computed: (i) as though his Compensation would continue from the date of determination to his Normal Retirement Date at the rate in effect immediately prior to his actual retirement or termination; and (ii) without regard to any increases in the Social Security Taxable Wage Base or benefit levels or any other change in the Social Security Act or regulations thereunder that may take effect after the date of such determination.

        1.43    Regulation shall mean the Federal Income Tax Regulations, as amended.

        1.44    Related Company shall mean, with respect to a particular Participating Company: (i) each other entity, trade or business (whether or not incorporated) which is included within a controlled group of corporations or a group of trades or businesses under common control within which such Participating Company is also included, as determined under Section 414(b) or (c) of the Code and Regulations thereunder; and (ii) any employer which is a member of an affiliated service group with such Participating Company, as determined under Section 414(m) of the Code; and (iii) any other entity required to be aggregated with such Participating Company pursuant to regulations under Section 414(o) of the Code. For purposes of the limitation on benefits set forth in Section 8.01, Sections 414(b) and (c) of the Code shall be applied as modified by Section 415(h) of the Code (relating to the substitution of a 50 percent ownership test for an 80 percent ownership test).

        1.45    Remuneration shall mean an Employee's wages, salaries, and fees for personal services and other amounts received for personal services actually rendered in the course of employment with a Participating Company or any Related Company. Remuneration includes, but is not limited to: (i) commissions, compensation for services on the basis of percentage of profits, overtime payments and bonuses; (ii) earned income from sources without the United States (whether or not excludable from gross income under Section 911 of the Code); (iii) amounts received through accident or health insurance or through a self-insured medical reimbursement plan for personal injuries or sickness (but only to the extent includable in gross income); (iv) in the case of an Employee who has not attained age 65 before the close of the taxable year and who retired on account of permanent and total disability, wages or payments in lieu of wages (whether or not excludable from gross income under Section 105(d) of the Code); (v) amounts paid or reimbursed by such Participating Company or any Related Company for moving expenses (but only to the extent not deductible by the Employee); and (vi) amounts included in gross income by reason of elections made under Section 83(b) of the Code. Remuneration does not, however, include:

  (a)
  Contributions of such Participating Company or any Related Company to any other plan of deferred compensation to the extent deductible by, or not includable in taxable income of, the Employee for the taxable year of contribution (including contributions to a simplified employee pension plan), and distributions from any plan of deferred compensation other than an unfunded plan not qualified under Section 401 of the Code;

  (b)
  Amounts realized from the exercise of an employee option to purchase securities of such Participating Company or any of its Related Companies or the disposition of securities acquired upon exercise of such an option;

  (c)
  Amounts realized upon the vesting of restricted property; and

  (d)
  All other amounts which receive special tax benefits.

  Notwithstanding the foregoing,

    (I)
    Remuneration shall include any employer contribution under a cash or deferred arrangement to the extent not included in gross income under Code Section 402(g)(3) and any amount which the Employee would have received in cash but for an election under a cafeteria plan (within the meaning of Code Section 125). Effective January 1, 2001, Remuneration also shall include any elective salary reductions not includible in gross income as a qualified transportation fringe under Code Section 132(f)(4).

    (II)
    For purposes of Section 15.01(b), an Employee's Remuneration shall not exceed the limitation amount contained in Section 1.10(b).

        1.46    Rule of Parity Break shall mean a Break in Service incurred by a Participant who has not met the vesting requirement of Section 3.06(a) prior to such Break in Service and consisting of a number of consecutive Breaks in Service which: (i) equals or exceeds the number of such Participant's Years of Service prior to such Break in Service; and (ii) unless clause (i) is satisfied prior to January 1, 1985, equals or exceeds five (5). Years of Service prior to any Rule of Parity Break shall be disregarded in determining whether a subsequent Break in Service constitutes a Rule of Parity Break.

        1.47    Seasonal Agricultural Employee shall mean any Eligible Employee engaged as an agricultural worker on a seasonal basis by a component of any Affiliated Company that is predominantly involved in producing agricultural commodities, and who is scheduled to work less than one thousand five hundred (1500) hours per calendar year. Any Employee who is a Seasonal Agricultural Employee during any portion of a Plan Year shall, notwithstanding his transfer to or from other employment status, be entitled in that Plan Year to the benefit of such provisions of this Plan as pertain to a Seasonal Agricultural Employee (including, but not limited to, Sections 1.06, 1.13, 1.16, 1.24, 1.51, 2.01, 3.1(b), and 15.3).

        1.48    Social Security Taxable Wage Base means the contribution and benefit base as determined under Section 230 of the Social Security Act with respect to a particular time.

        1.49    Trust shall mean the aggregate of all the assets of the Plan, including: (i) assets held hereunder pursuant to a trust agreement entered into between the Company and the Trustee, pursuant to Section 9.02; and (ii) assets held pursuant to a contract with an Insurance Company, pursuant to Section 9.04.

        1.50    Trustee shall mean any trustee appointed by the Committee.

        1.51    Year of Service shall mean:

  (a)
  As to Plan Years beginning after December 31, 1975, each Plan Year during which:

  (1)
  An Employee who is not at any time during such Plan Year a Seasonal Agricultural Employee completes at least one thousand (1000) Hours of Service; or

  (2)
  An Employee who at any time during such Plan Year is a Seasonal Agricultural Employee completes at least three hundred (300) Hours of Service; and

  (b)
  As to years prior to 1976, each full or partial year of employment commencing upon the completion of one Hour of Service and each anniversary thereof.

ARTICLE II
PARTICIPATION

        2.01    General Eligibility Requirements.

  (a)
  Every Participant in the Plan on December 31, 1988 shall continue to be a Participant hereunder.

  (b)
  Any Eligible Employee who is not a Participant by virtue of subsection (a) shall become a Participant on the earlier of:

  (1)
  The date he first performs an Hour of Service for a Participating Company as a Seasonal Agricultural Employee (and no subsequent transfer of employment status shall make such individual subject to clause (2)); or

  (2)
  The first day of the first calendar month coinciding with or following the date on which he has completed both the service requirement set forth in subsection (c) and the age requirement set forth in subsection (d).

  (c)
  An Eligible Employee has satisfied the service requirement on the earlier of the following dates:

  (1)
  The first anniversary of the date of his first Hour of Service with any Affiliated Company (or his first Hour of Service after a Year Break in Service), if he completed 1,000 Hours of Service during such period; or

  (2)
  The last day of the first Plan Year which commences after the date of his first Hour of Service with any Affiliated Company (or his first Hour of Service after a Year Break in Service) and in which he completes at least 1,000 Hours of Service.

  (d)
  An employee has satisfied the age requirement on the earlier of the following dates:

  (1)
  Such date prior to January 1, 1985 as he attains age 22; or

  (2)
  Such date on or after January 1, 1985 as he attains or has attained age 21.

  (e)
  An Employee who is not an Eligible Employee on the date he would otherwise become a Participant under subsection (b) shall become a Participant on the first date thereafter on which he is an Eligible Employee.

ARTICLE III
RETIREMENT BENEFITS

        3.01    Normal Retirement Benefit.

  (a)
  Subject to Article VIII, a Participant who has at least one Hour of Service with an Affiliated Company on or after January 1, 1989 and who elects to retire on his Normal Retirement Date shall be entitled to receive as his Normal Retirement Benefit an annual benefit in an amount (expressed in the form of a single life annuity) equal to the greater of:

  (1)
  The sum of: (i) 1.35% of the Participant's Final Average Credited Compensation not in excess of his Covered Compensation multiplied by his years of Credited Benefit Service prior to January 1, 1997, not to exceed 30 such years (1.35% shall be changed to 1.08% of the Participant's Final Average Credited Compensation not in excess of his Covered Compensation multiplied by his years of Credited Benefit Service beginning on or after January 1, 1997 not to exceed a total of 30 years); plus (ii) 2% of the Participant's Final Average Credited Compensation in excess of his Covered Compensation multiplied by his years of Credited Benefit Service prior to January 1, 1997, not to exceed 30 such years (2% shall be changed to 1.60% of the Participant's Final Average Credited Compensation not in excess of his Covered Compensation multiplied by his years of Credited Benefit Service beginning on or after January 1, 1997, not to exceed a total of 30 years); finally, for a Contributing Participant, the sum is increased by such Participant's Employee Provided Benefit; or

  (2)
  (i) First the Participant's Final Average Credited Compensation is multiplied by two percent (0.02) (one and two-thirds percent (0.0167) for Participants who terminated employment prior to January 1, 1985), and the product thereof is multiplied by the lesser of thirty (30) or the number of the Participant's years of Credited Benefit Service; (ii) Next, the product of fifty percent (0.50) of the Participant's Primary Social Security Benefit and the number of the Participant's years of Credited Benefit Service is divided by the greater of thirty (30) or the number of years of Credited Benefit Service the Participant had at his Normal Retirement Date (or would have had if he had worked continuously from his termination date to his Normal Retirement Date); (iii) Next, the quotient determined in (ii) is subtracted from the product determined in (i); and (iv) Finally, for a Contributing Participant, the difference determined in (iii) is increased by such Participant's Employee Provided Benefit.

        For purposes of the benefit formula contained in subsection (2) above, a Participant's Normal Retirement Benefit shall be based on his Final Average Credited Compensation and his Credited Benefit Service through December 31, 1988.

    (3)
    For any Employee who was a Participant on January 1, 1979; (i) First, with respect to each calendar year (or portion of a calendar year) during the period beginning on the later of January 1, 1976 or the date the Employee became a Participant, an amount equal to one and one-half percent (0.015) of that portion of his Credited Compensation for such year (or portion thereof) not in excess of the Social Security Taxable Wage Base applicable for such year shall be added to two percent (0.02) of that portion (if any) of his Credited Compensation for such year (or portion thereof) in excess of such Social Security Taxable Wage Base; (ii) Next, with respect to any Employee who was a Participant on December 31, 1975, the sum determined in (i) shall be increased by the amount of the annual fixed retirement benefit that was accrued with respect to such Participant under the Plan as of December 31, 1975; and (iii) Finally, the sum determined in (i), increased if applicable as set forth in (ii), shall be further increased by a past service credit for Seasonal Agricultural Employees under this (iii), if applicable. Each Seasonal Agricultural Employee shall be allowed benefits for each calendar year through 1975 which follows the latest two-consecutive-calendar-year period in which such Employee has a total of not less than six hundred (600) Hours of Service in the amount of one and one-half percent (1 1/2%) of his Credited Compensation for each calendar year up to the Social Security Wage Base in effect for such year and two percent (2%) of his Credited Compensation for such year in excess of such Social Security Wage Base. Any employee who was a Seasonal Agricultural Employee during any portion of any Plan Year shall, notwithstanding his transfer to other employment status, be entitled in that Plan Year to the benefit of the provisions of this clause (iii) which pertain to a Seasonal Agricultural Employee. Provided, however, that no credits or benefits shall be allowed in (i) or (ii) above with respect to service not required to be taken into account in determining Cumulative Vesting Service by reason of subsection (c) and (d) of Section 1.15.

        For purposes of the benefit formula contained in subsection (3) above, a Participant's Normal Retirement Benefit shall be based on his Final Average Credited Compensation and his Credited Benefit Service through December 31, 1988.

    (4)
    A benefit computed by the multiplication of $132.00 by the number of the Participant's years of Credited Benefit Service (expressed as twelfths of years) not to exceed 30 such years.

  (b)
  A Participant whose employment with an Affiliated Company terminated prior to January 1, 1989 and who elects to retire on his Normal Retirement Date shall be entitled to receive as his Normal Retirement Benefit an annual benefit in an amount (expressed in the form of a single life annuity) equal to the greater of the benefit determined under subsection (2), (3) and (4).

        3.02    Provisions Relating to Benefits Commencing Prior to January 1, 1985 and Certain Spousal Benefits.

  (a)
  Except as provided in subsections (b), (c), and (d) of this section, retirement benefits for Participants (and Beneficiaries of the interests of such Participants) who first received benefits prior to January 1, 1976 shall be governed by the provisions of this Plan (or the applicable predecessor plan) existing on such Participant's retirement date, except to the extent that variable benefits under predecessor plans were converted at the Participant's election into fixed credits.

  (b)
  With respect to: (i) any Participant who had retired on an Early, Normal, or Late Retirement Date and was in receipt of retirement income under the Plan as of December 31, 1978; (ii) any spouse of such a Participant who becomes or has become entitled to benefits under Articles III or VI; and (iii) any beneficiary who is entitled to be paid a survivor annuity according to the provisions of Article IV and who was in receipt of monthly benefits as of December 31, 1978, the monthly benefit shall be increased effective November 1, 1979 by a percentage representing 80 percent of the percentage increase of the Consumer Price Index which occurred between the month of retirement or death and June 1979. In no event shall the resulting monthly benefit be less than: (I) in the case of a Participant receiving benefits in the form of a single life annuity, $15.00 multiplied by the former Participant's service at retirement to a maximum of 10 years; or (II) in the case of a Participant, beneficiary or spouse receiving benefits in a form other than under a single life annuity, the benefit which would have been payable under such form if the Participant had been entitled to receive a single life annuity in the amount described in item (I).

  (c)
  For: (i) any Participant who had retired on an Early, Normal or Late Retirement Date and was in receipt of retirement income as of December 31, 1982; (ii) any spouse of such a Participant if such spouse becomes or has become entitled to benefits under Article III or VI; and (iii) any beneficiary who is entitled to be paid a survivor annuity according to the provisions of Article IV and who was in receipt of monthly benefits as of December 31, 1982, the monthly benefit shall be increased effective July 1, 1983 by 0.632% per month, compounded monthly, for each month beginning with the later of: (I) the date the Participant, spouse or beneficiary began receiving payments; or (II) January 1, 1979 and ending on December 31, 1982. Notwithstanding the foregoing, any benefit payable on January 1, 1983 in excess of nine hundred dollars per month ($900 per month) will not be increased by this subsection.

  (d)
  For: (i) any Participant who had retired on an Early, Normal, or Late Retirement Date and was in receipt of retirement income as of December 31, 1984; (ii) any spouse of such a Participant if such spouse becomes or has become entitled to benefits under Article III or VI; and (iii) any beneficiary who is entitled to be paid a survivor annuity according to the provisions of Article IV and who was in receipt of monthly benefits as of December 31, 1984, the monthly benefit shall be increased effective January 1, 1986 by 0.285 percent per month, compounded monthly, for each month during the period beginning with the later of: (I) the date the Participant, spouse, or beneficiary began receiving payments; or (II) January 1, 1983 and ending on August 31, 1985. In no event shall the resulting monthly benefit be less than: (A) in the case of a Participant who retired on or after Normal Retirement Date and who is receiving benefits in the form of a single life annuity, $11 multiplied by his full years and months (expressed as twelfths of full years) of Credited Benefit Service to a maximum of 30 years; or (B) in any other case, the Actuarial Equivalent of the benefit described in item (A), reduced pursuant to Section 3.02(c) if applicable. Notwithstanding the foregoing, any benefit payable on January 1, 1985 in excess of nine hundred dollars per month ($900 per month) will not be increased by this subsection.

  (e)
  With respect to any Participant who had retired on an Early, Normal, or Late Retirement Date and began receiving retirement benefits under the Plan on or before December 31, 1982, and whose monthly retirement benefit under the Plan as of July 31, 1987 was less than $900, such monthly retirement income shall be increased as of August 1, 1987 by one percent (1%) for each full year elapsed between the date of such Participant's first retirement benefit payment under the Plan and July 31, 1987, but not more than 20%.

  (f)
  The benefits payable under Article III or VI of the Plan, with respect to a deceased Participant who began receiving benefits under the Plan on or before December 31, 1982, to a surviving spouse or contingent annuitant whose monthly retirement income under the Plan as of July 31, 1987 was less than $900 shall be increased as of August 1, 1987 by one percent (1%) for each full year elapsed between the date of the Participant's first retirement income payment under the Plan and July 31, 1987, but not more than 20%.

  (g)
  The benefits payable under Article V to the surviving spouse of a deceased Participant shall, in the case of a spouse who began receiving such benefits under the Plan on or before December 31, 1982 and whose monthly benefit under the Plan as of July 31, 1987 was less than $900, be increased as of August 1, 1987 by one percent (1%) for each full year elapsed between the date of such spouse's first benefit payment under the Plan and July 31, 1987, but not more than 20%.

        3.03    Early Retirement Benefit.

  (a)
  A Participant who has completed ten (10) years of Cumulative Vesting Service and who has attained age 55 may elect to retire on an Early Retirement Date which is the first day of a calendar month by filing a written notice of such election with the Committee at least 120 days prior to such Early Retirement Date.

  (b)
  A Participant who elects an Early Retirement Date may elect to have his retirement income commence either on his Normal Retirement Date or as of the first day of any earlier month selected by him which is on or after his Early Retirement Date.

  (c)
  Subject to subsection (d), the retirement benefit of a Participant electing early retirement under subsection (a) shall be computed in accordance with Section 3.01, applied as though such Participant had retired on his Normal Retirement Date with the number of years of Credited Benefit Service and Cumulative Vested Service he has actually completed as of his severance from employment. In the event payment of benefits commences before his Normal Retirement Date, the amount of such benefits shall be reduced by one-fifteenth (1/15) for each of the first five (5) years and one-thirtieth (1/30) for each of the next five (5) years that commencement of benefits under this section precedes his normal Retirement Date. In the case of fractional years, the reduction factor specified in the preceding sentence shall be prorated to the nearest full month.

  (d)
  The retirement benefit of a Participant who has at least one Hour of Service on or after January 1, 1989 and elects early retirement under subsection (a) shall be computed in accordance with Section 3.01, applied as though such Participant had retired on his Normal Retirement Date with the number of years of Credited Benefit Service and Cumulative Vested Service he has actually completed as of his Early Retirement Date. In the event payment of benefits commences before his Normal Retirement Date, multiply the Base Benefit Factors in Table I by the benefit determined under clause (i) of Section 3.01(a) and the excess benefit factor based on a Participant's year of birth by the benefit determined under clause (ii) of Section 3.01(a) or multiply the Base Benefit Factors in Table I by the benefit determined in paragraphs (2), (3) and (4).

TABLE 1

Base Benefit Factor		Excess Benefit Factor
Age at Benefit Commencement		Year of Birth 1954 or earlier	Year of Birth 1955 or later
65	1.000	1.000	1.000
64	933	933	933
63	867	867	867
62	800	800	800
61	733	733	733
60	667	667	667
59	633	633	633
58	600	600	600
57	567	567	567
56	533	533	529
55	500	500	486

        In the case of fractional years, the reduction factors are interpolated to the completed month of age at benefit commencement.

        3.04    Late Retirement Benefit.

  (a)
  A Participant who continues in the employ of an Affiliated Company past his Normal Retirement Date may elect to retire on a Late Retirement Date which is the first day of a calendar month by filing a written notice of such election with the Committee at least 120 days prior to such Late Retirement Date.

  (b)
  Subject to subsection (c), the retirement benefit of a Participant electing late retirement shall be, if paid in a single life annuity form, the same monthly amount he would have received had he retired on his Normal Retirement Date. Such single life annuity amount shall not be adjusted to reflect the Participant's age upon commencement of benefits, but alternative forms of benefit payment shall be determined with reference to such single life annuity amount on the basis of appropriate factors (including the age of the Participant at the date of his actual retirement). No additional benefits shall accrue under this Plan by reason of employment after an employee's Normal Retirement Date.

  (c)
  The retirement benefit of a Participant with one (1) Hour of service on or after January 1, 1988 who elects late retirement shall be determined in the same manner as his Normal Retirement Benefit taking into account his Final Average Credited Compensation and total Credited Benefit Service (not in excess of 30 years) during his employment with all Affiliated Companies.

        3.05    Benefits for Contributing Participants.

        In no event shall the retirement benefits payable to a Contributing Participant be less than the minimum aggregate benefits provided for in Section 6.03.

        3.06    Benefits upon Termination.

  (a)
  Subject to subsection (b) and (if applicable) Section 15.04, a Participant whose employment with all Affiliated Companies terminates for any reason other than death or retirement in accordance with the provisions of this Plan shall be entitled to benefits as set forth in subsection (c) only if at least one of the following applies:

  (1)
  He has completed ten (10) years of Cumulative Vesting Service (five (5) years of Cumulative Vesting Service for Participants with one (1) Hour of service on or after January 1, 1989);

  (2)
  His employment terminates on or after the date he attains age 65; or

  (3)
  He was an employee of a Participating Company on December 31, 1975 and continuously thereafter, has attained age forty (40), and has been a Participant for at least five (5) years.

  (b)
  Notwithstanding subsection (a):

  (1)
  A Contributing Participant's right to his Contribution Account shall at all times be fully vested and nonforfeitable; and

  (2)
  Any Participant whose employment with the Company or any of its Related Companies terminated in connection with the partial liquidation of the Company effective March 9, 1983 shall be fully vested in his accrued benefit under the Plan as of such date.

  (c)
  The benefit payable to a terminated Participant entitled to a benefit by virtue of subsection (a) shall be an annual benefit expressed in the form of single life annuity equal to the benefit earned prior to termination of employment computed in accordance with Section 3.01. Such benefit shall be payable commencing on his Normal Retirement Date, except that if as of the date of termination of employment such Participant had satisfied the service requirement but not the age requirement set forth in Section 3.03(a), he may, upon attaining age 55, elect to receive the retirement income otherwise payable to him, commencing as of the first day of any month selected by him which is on or after his attainment of age 55 and prior to his Normal Retirement Date, reduced as provided in Section 3.03(c) or (d) by reason of the commencement of payments prior to his Normal Retirement Date.

  (d)
  If a Participant separates from service before the Participant is vested in his accrued benefit, the Participant's accrued benefit will be deemed to have received a distribution equal to $0 and to forfeit the remainder of their benefit. Subject to the Rule of Parity Break, such a participant's accrued benefit will be restored at such time as the participant again becomes an Employee.

ARTICLE IV
REEMPLOYMENT

        4.01    Repayment.    As permitted under Section 411(a)(7)(C) of the Code, if a Participant who has received his or her vested accrued benefit again becomes an Eligible Employee, the Participant may repay in cash the total amount that he received under the Plan with interest from the date of receipt at the rate permitted under Section 411(c)(2)(C) of the Code. Such repayment must be made by delivering the required amount to the Trustee within 5 years after the date on which the Participant again becomes an Eligible Employee. By making this repayment, the Participant will be entitled to have reinstated the Credited Benefit Service with which the Participant was credited as of the date of the separation from service to which the benefit relates and to have no reduction made to any subsequent benefit under the Plan for any prior benefit payments.

        4.02    Suspension Before a Participant's Normal Retirement Date.    If a Participant who has separated from service again becomes an Employee, any Plan benefit payable to the Participant will be suspended beginning with the first month after the month in which the Participant is credited with at least 1,000 Hours of Service for a Plan Year and continuing until the Participant again separates from service. Any benefits to which the Participant may become entitled because of this subsequent separation from service will be actuarially determined on the basis of increased service, age and other relevant factors and will be actuarially reduced for payments received before reemployment unless the Participant repaid all such amounts in accordance with the preceding Section.

        4.03    Suspension After a Participant's Normal Retirement Date.    Notwithstanding the foregoing, a Participant who continues in employment with an Affiliated Company or who is reemployed by an Affiliated Company on or after attaining age 65 will be eligible for his retirement benefit for any month in which the Participant is expected to receive compensation for less than 40 Hours of Service or such other amount of time that does not constitute Section 203(a)(3)(B) service under ERISA.

        4.04    Resumption.    Benefits suspended because they constitute Section 203(a)(3)(B) service under ERISA will resume on the first day of the third calendar month after the calendar month in which the Participant ceases such service and has notified the appropriate Participating Company of such cessation of service.

        4.05    Death.    If a Participant dies while benefits are suspended, with respect to the Participant's retirement benefits earned before the suspension, a death benefit will be paid as provided under the form of benefit payment previously elected by the Participant, and will be based on the benefit that would have been paid if the Participant had again retired on the date of death. With respect to the benefit earned during the suspension, any death benefits will be provided in accordance with Article V.

ARTICLE V
DEATH BENEFITS

        5.01    Preretirement Survivor Benefits.    Upon the death of a vested Participant prior to his Annuity Starting Date, survived by a spouse to whom he was married throughout the one-year period ending on the date of death, a benefit under subsection (a) shall be payable to such spouse if the Participant dies on or after August 23, 1984 after: (i) completing at least one Hour of Service on or after August 23, 1984; or (ii) completing ten (10) Years of Service and completing at least one Hour of Service on or after January 1, 1976. In the case of any other Participant, no benefit shall be payable except as provided in subsection (b).

  (a)
  In a case to which this subsection (a) applies, the surviving spouse shall receive a monthly annuity equal to the amount which would be payable as a survivor annuity if—

  (1)
  In the case of a Participant who dies after becoming eligible for early retirement under Section 3.03 but before retirement, such Participant had retired and received an annuity pursuant to the normal payment method set forth in Section 7.01(b), on the day before such Participant's death, and the annuity shall start as of the first day of the month coinciding with or next following the date of death.

  (2)
  In the case of a Participant who dies after retirement under Section 3.03(a) but before his Annuity Starting Date, such Participant elected on the day before his death to begin receiving benefits immediately under Section 3.03(b), and the annuity shall start as of the first day of the month coinciding with or next following the date of death.

  (3)
  In the case of a Participant who dies before the date on which he would have attained age fifty-five (55), such Participant had: (i) separated from service on the date of death (or, if earlier, the date of actual separation from service); (ii) survived to his fifty-fifth (55th) birthday; (iii) retired in accordance with Section 3.03 and received an annuity pursuant to the normal payment method set forth in Section 6.01(b); and (iv) died on the day after his fifty-fifth (55th) birthday. This annuity shall start as of the first day of the first month after the Participant would have attained age fifty-five (55).

  (b)
  In a case to which subsection (a) does not apply, a benefit shall be payable to the surviving spouse under this subsection if the Participant completed ten (10) years of Cumulative Vesting Service and attained age fifty-four and one-half (54 1/2), prior to the termination of his employment. The amount of the preretirement survivor benefit under this subsection shall be equal to the payments such spouse would have received as a survivor annuity if the Participant had retired or terminated employment immediately prior to his death (or, if earlier, on his actual date of retirement or termination of employment) without electing any optional form of benefit under Sections 7.02 and 7.03. The annuity shall start as of the first day of the month coinciding with or next following the date of death.

ARTICLE VI
CERTAIN BENEFITS FOR CONTRIBUTING PARTICIPANTS

        6.01    Withdrawal.    Any Contributing Participant whose Annuity Starting Date has not occurred may, by so electing in writing on a form approved by the Committee, and with the consent of his spouse (if any), withdraw in a lump sum an amount equal to any of the following:

  (a)
  The balance of his Contribution Account;

  (b)
  The amount of his contributions to such account; or

  (c)
  Any interest earnings in such account.

        With respect to any such withdrawal on or after January 1, 1985 by a Participant having at least one Hour of Service or hour of paid leave on or after August 23, 1984, the consent of such Participant's spouse shall meet requirements (ii), (iii), and (iv) set forth in the first sentence of Section 7.03(b)(1). Following any such withdrawal, such Participants shall have no right to any Employee Provided Benefit with respect to the amount withdrawn.

        6.02    Preretirement Death Benefit.    Subject to subsections (a) and (b), upon the death prior to his Annuity Starting Date of a Contributing Participant entitled to benefits under Section 5.01, no amount shall be payable other than under Section 5.01.

  (a)
  Notwithstanding the above paragraph, a Contributing Participant entitled to benefits under Section 5.01 may elect, with the consent of his spouse in a writing meeting requirements (ii), (iii) and (iv) set forth in the first sentence of Section 7.03(b)(1), to receive payment of the balance of such Participant's Contribution Account in a lump sum in the event of the Participant's death prior to his Annuity Starting Date. Such election may specify a Beneficiary other than the spouse in accordance with Section 7.03(b). The Committee shall provide such notice of the election set forth in the preceding sentence as may be required by law.

  (b)
  Notwithstanding the first paragraph, the surviving spouse of a Contributing Participant entitled to benefits under Section 5.01(a) who dies before his Annuity Starting Date without making an election under subsection (a) may elect in writing within 60 days of such Participant's death to receive payment of such Participant's Contribution Account in a lump sum.

  (c)
  In any case in which the Contribution Account of a Contributing Participant is paid in a lump sum pursuant to subsection (a) or (b), the benefits payable under Section 5.01 with respect to such Participant shall be computed by disregarding any Employee Provided Benefit.

  (d)
  Upon the death prior to his Annuity Starting Date of a Contributing Participant not entitled to benefits under Section 5.01, the Beneficiary of such Contributing Participant shall be entitled to payment of the balance of such Participant's Contribution Account in a lump sum as soon as administratively feasible (but in no case later than one year) after such Participant's death.

        6.03    Postretirement Death Benefit.    Upon the death of a Contributing Participant receiving benefits under Article III, the excess (if any) of (1) the balance in his Contribution Account as of his Annuity Starting Date over (2) the total amount received by such Participant as retirement benefits shall be paid in a lump sum to his Beneficiary. However, if the Participant's benefits are payable in the form of a joint and survivor annuity under Section 7.01(b) or a life and contingent annuity under Section 7.02(b) and the spouse or contingent annuitant survives the Participant, the preceding sentence shall not apply, but, upon the death of the spouse or contingent annuitant, the excess, if any, of (A) the balance in the Participant's Contribution Account as of his Annuity Starting Date over (B) the total amount received as annuity payments by the Participant and his spouse or contingent annuitant shall be paid in a lump sum to the Participant's designated Beneficiary. For purposes of the preceding sentence, if no Beneficiary was designated or none survives, payment shall be made notwithstanding Section 7.03(a) to the estate of the Participant's spouse or contingent annuitant.

ARTICLE VII
DISTRIBUTIONS OF BENEFITS

        7.01    Normal Payment Method.

  (a)
  Unmarried Participant. A Participant who on his Annuity Starting Date is unmarried shall receive monthly benefits determined in accordance with Article III payable over his lifetime, unless the Participant elects, pursuant to Section 7.03, an alternate form of benefit provided under Section 7.02.

  (b)
  Married Participant. A vested Participant who on his Annuity Starting Date is married shall receive benefits in the form of a joint and survivor annuity which shall be the Actuarial Equivalent of the retirement benefit which would otherwise be payable over his lifetime determined in accordance with Article III and which provides a reduced monthly payment to the Participant for his life and thereafter a monthly survivor annuity payment of fifty percent (50%) of such amount to the Participant's surviving spouse, unless the Participant and his spouse elect, pursuant to Section 7.03, an alternate form of benefit provided under Section 7.02.

        7.02    Optional Payment Methods.    In lieu of the normal payment method specified in Section 7.01 and subject to Sections 7.03 and 7.07 and the insurance contract or contracts which may be obtained from time to time to fund benefits hereunder, any Participant may elect to receive a monthly annuity under any of the optional payment methods described in this Section, which shall be the Actuarial Equivalent of the benefit provided for in Section 7.01(a):

  (a)
  Single Life Annuity: A monthly payment of retirement benefits to the Participant during his lifetime.

  (b)
  Life and Contingent Annuity: Monthly payment of retirement benefits to the Participant during his lifetime with provision for the continuance of retirement benefits to the Participant's designated annuitant during the lifetime of such annuitant in an amount equal, at the election of the Participant under Section 7.03, to fifty percent (50%) or one hundred percent (100%) of the monthly benefit paid to such Participant prior to his death.

  (c)
  Life Annuity With Guaranteed Period: Monthly payment of retirement benefits to the Participant during his lifetime with provision for the continuance of monthly payments, in the same amount, to the Participant's designated Beneficiary following the Participant's death until a total number of payments equal, at the election of the Participant under Section 7.03, to sixty (60) or one hundred twenty (120) have been paid; provided, however, that:

  (1)
  No guaranteed period shall exceed the life expectancy, determined as of the Annuity Starting Date, of the Participant and his designated Beneficiary; and

  (2)
  If both the Participant and his designated Beneficiary die before such payments have been made for a total of sixty (60) or one hundred twenty (120) months, as the case may be, the commuted value of the remainder of such payment shall be paid to the estate of the last of them to die.

  (d)
  Single Lump Sum: Effective January 1, 1987, in addition to the annuity forms of payment described in subsections (a) through (c) above, benefits may be paid in a single lump sum to a Participant who is entitled to early retirement benefits under Section 3.03(a) or elects to retire on or after his Normal Retirement Date.

        7.03    Procedures for Election of Optional Payment Methods and Designation of Beneficiary.

  (a)
  Absent a valid election of optional payment method as set forth in this section, benefits shall be paid in the form set forth in Section 7.01. Absent a valid designation of a named

    Beneficiary as set forth in this section, the benefits payable to a Beneficiary shall be paid to the surviving spouse of the Participant, if any, or if none, to such Participant's surviving children in equal shares, or, if none, to such Participant's estate.

  (b)
  Any election of an optional payment method pursuant to Section 7.02 or designation of Beneficiary shall be made subject to the following rules:

  (1)
  Married Participant. Each married Participant may elect to receive his benefits in a form set forth in Section 7.02 other than that specified in Section 7.01 by so electing, within the 90-day period ending on the Annuity Starting Date, by a written election filed with the Committee and consented to in writing by such Participant's spouse, and for benefits commencing on or after January l, 1985, the consent of such spouse shall be set forth in a writing witnessed by a notary public which: (i) is executed within such 90-day period; (ii) acknowledges the effect of such consent on the spouse's right to receive benefits under the Plan; (iii) identifies each specific nonspouse contingent annuitant and/or Beneficiary; and (iv) either provides that such consent may be revoked only by the joint action of the Participant and the spouse or that the spouse may execute a general consent permitting the Participant to unilaterally change the nonspouse contingent annuitant and/or Beneficiary and the form of payment. Each married Participant may designate a Beneficiary other than his spouse for purposes of Sections 6.02(b) and 6.03 by a written designation filed with the Committee and consented to in writing by such Participant's spouse. The Committee shall make forms for such elections and designations available to Participants upon request. The Committee may dispense with the requirement of spousal consent if it is established to the Committee's satisfaction that there is no spouse or that the spouse cannot be located.

  (2)
  Unmarried Participant. Instead of receiving retirement benefits in the normal annuity form set forth in Section 7.01, an unmarried Participant may elect, prior to his Annuity Starting Date, to receive the Actuarial Equivalent of such benefits in one of the optional benefit forms described in Section 7.02. Such election shall be in writing on a form prescribed by the Committee and may be revoked in writing at any time prior to such Participant's Annuity Starting Date. An unmarried Participant may designate a Beneficiary for purposes of Sections 6.03(b), 6.03(c), and/or 7.2(c) by a written designation on a form prescribed by the Committee and filed with the Committee, which may be revoked by such Participant in writing at any time.

  (c)
  If the Participant is legally separated or abandoned (within the meaning of local law) and the Participant has a court order to that effect (and there is no Qualified Domestic Relations Order as defined in Code Section 414(p) that provides otherwise), or the surviving spouse cannot be located, then the waiver described in the preceding paragraph need not be filed with the Committee when a married Participant elects an optional form of benefit.

  (d)
  Any waiver by a spouse obtained pursuant to these procedures (or establishment that the consent of a spouse could not be obtained) shall be effective only with respect to that spouse.

        7.04    Notification and Explanation.    No less than 30 days and no more than 90 days before the Annuity Starting Date, the Committee will provide the Participant with a written explanation of the terms and conditions of the form of a joint and survivor annuity, the Participant's right to make, and the effect of, an election to waive the joint and survivor annuity form, the rights of the Participant's spouse to approve such a waiver, the Participant's right to revoke such a waiver and the effect of the Participant's right to revoke such a waiver.

        A Participant's waiver must be made on a form prepared by, and delivered to, the Committee no earlier than 90 days before the Participant's Annuity Starting Date.

        Participants may revoke or change their waivers at any time prior to their Annuity Starting Date by delivering a subsequent form to the Committee.

        The Annuity Starting Date for a distribution in a form other than a joint and survivor annuity may be less than 30 days after receipt of the written explanation described above provided: (a) the Participant has been provided with information that clearly indicates that the Participant has at least 30 days to consider whether to waive the joint and survivor annuity and to elect (with spousal consent) a form of distribution other than a joint and survivor annuity; and (b) the Participant is permitted to revoke any affirmative distribution election at least until the annuity starting date or, if later, at any time prior to the expiration of the 7-day period that begins the day after the explanation of the joint and survivor annuity is provided to the Participant.

        7.05    Small Benefits.

  (a)
  Notwithstanding Sections 7.01 through 7.04, if the Actuarial Equivalent of a Participant's accrued vested benefits is less than or equal to $1,750 ($3,500 after December 31, 1984 and before July 15, 1998 with respect to Participants having at least one Hour of Service or one hour of paid leave on or after August 23, 1984; and $5,000 on and after July 15, 1998 with respect to all Participants), the Committee may direct that such Participant be paid the Actuarial Equivalent of such benefits in one lump sum. No distribution may be made under this subsection after the Annuity Starting Date unless the Participant and his spouse (or, if the Participant has died, the surviving spouse) consent to such distribution in a writing: (i) in which the spouse acknowledges the effect of such consent on such spouse's right to receive benefits under the Plan; and (ii) which is witnessed, as to the spouse's execution thereof, by a notary public.

  (b)
  Notwithstanding any provision in this Plan for the payment of monthly benefits, if such monthly benefit is less than twenty-five dollars ($25), the Committee, in its discretion and with the consent of the Participant (or, where the Participant has died, the surviving spouse or other contingent annuitant), may pay a sum quarterly, semi-annually, or annually which is the Actuarial Equivalent of the monthly payment.

        7.06    Facility of Payment.    If the Committee deems any person entitled to a payment under the Plan to be incapable of personally receiving such payment and giving a valid receipt therefor, then unless and until claim therefor shall have been made by a duly appointed guardian, conservator, or other legal representative of such person, the Committee may provide for such payment or any part thereof to be made to any other person or institution then contributing toward or providing for the care and maintenance of such person. Any such payment shall be made for the account of such person and shall discharge the Plan of any liability therefor.

        7.07    Limitation on Time and Manner of Distribution.    Distribution of benefits to each Participant shall conform to the requirements of subsections (a) through (c) of this section.

  (a)
  Any lump sum payable by reason of the death of a Participant shall be paid no later than the first anniversary of such death. Any other form of benefit payable by reason of the death of a Participant shall be distributed at least as rapidly as under the method of distribution being used as of the date of the Participant's death.

  (b)
  Distribution of a Participant's benefits under the Plan shall commence, unless the Participant otherwise elects, not later than the 60th day after the close of the Plan Year in which the latest of the following events occurs: (i) the participant's attainment of age 65; (ii) the tenth anniversary of the year in which the Participant's participation in the Plan commenced; or (iii) the Participant ceases to be an Employee.

  (c)
  Minimum Distributions. Notwithstanding the preceding subsection, for Plan years beginning after December 31, 1988, distributions will be made in accordance with the following:

  (1)
  Regulations under Code Section 401(a)(9), and the incidental death benefit requirements in Code Section 401(a)(9)(G);

  (2)
  Distribution of a Participant's benefits under the Plan shall commence no later than April 1 of the calendar year following the later of: (i) the calendar year in which the Participant attains age 70 1/2 or, if the Participant attains age 70 1/2 after December 31, 1999, and is not, with respect to the Plan Year ending in the calendar year in which he attains age 70 1/2, a Five Percent Owner, (ii) the calendar year in which the Participant retires.

  (3)
  If, pursuant to Section 7.07(c)(2) above, distribution of a Participant's benefit begins later than April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2, the Participant's retirement benefit at such time thereafter as benefits begin shall be equal to the Actuarial Equivalent of the retirement benefit that would have been payable to such Participant beginning on the later of such April 1 or January 1, 1997, plus the Actuarial Equivalent of any benefits accrued after that date.

ARTICLE VIII
LIMITATIONS ON BENEFITS

        8.01    Section 415 Limitation.    The annual benefit (as defined below) payable to a Participant at any time will not exceed the maximum permissible amount (as defined below). This limit will be deemed satisfied if the annual benefit is not more than $1,000 multiplied by the Participant's Years of Service or parts thereof (not to exceed 10) with an Affiliated Company, and the Affiliated Company has not at any time maintained a defined contribution plan, a welfare benefit plan as defined in Code Section 419(e), or an individual medical account as defined in Code Section 415(1)(2) in which the Participant participated.

        8.02    Annual Benefit.    An annual benefit is a retirement benefit that is payable annually in the form of a straight life annuity under all qualified defined benefit plans maintained by an Affiliated Company, excluding any benefits attributable to the Participant's contributions or rollover contributions, if any, to the plans or to any assets transferred from a qualified plan that was not maintained by an Affiliated Company. If the benefit is payable in a form other than a straight life annuity (and other than a form subject to Code Section 417(e)(3)), the amount must be adjusted to an actuarially equivalent straight life annuity determined by using the greater of the interest rate specified in the Plan's definition of Actuarial Equivalent or five percent. If the benefit is payable in a form subject to Code Section 417(e)(3), the amount must be adjusted to an actuarially equivalent straight life annuity determined by using the greater of the interest rate specified in the Plan's definition of Actuarial Equivalent or the applicable interest rate defined in Code Section 417(e)(3). No actuarial adjustment is required to account for the value of a qualified joint and survivor annuity or any other joint and survivor annuity, provided the Participant's spouse is the sole Beneficiary, the value of benefits which are not directly related to retirement benefits (such as qualified disability benefits, preretirement death benefits, or postretirement medical benefits) or for the value of postretirement cost-of-living increases made in accordance with Treasury Regulations.

        8.03    Maximum Permissible Amount.

  (a)
  The Maximum Permissible Amount shall be the lesser of the defined benefit dollar limitation of Code Section 415(b)(1)(A) or the Remuneration limitation which is 100% of the Participant's highest average Remuneration, as defined in Code Section 415(b)(3), as adjusted automatically pursuant to Regulations to reflect cost of living increases consistent with Code Section 415(d).

  (b)
  If a Participant has fewer than 10 years of participation (as defined below) in this Plan, the defined benefit dollar limitation is reduced by 1/10 for each year of participation (or part thereof) less than 10, and the Remuneration limitation is reduced by 1/10 for each Year of Service (or part thereof) less than 10. These adjustments shall be applied in the denominator of the defined benefit fraction based upon Years of Service. Years of Service shall include future years occurring before the Participant's Normal Retirement Date, only if it can be reasonably anticipated that the Participant will receive a Year of Service for such a year.

  (1)
  A Participant will be credited with a year of participation (computed to fractional parts of a year) for each accrual computation period for which the following conditions are met: (i) The Participant is credited with at least the number of Hours of Service (or period of service if the elapsed time method is used) required under the terms of the Plan in order to accrue a benefit; and (ii) The Participant is included as a Participant under the eligibility provisions of the Plan for at least one day of the accrual computation period.

  (2)
  If the above two conditions are met, the portion of a year of participation credited to the Participant shall equal the amount of benefit accrual service credited to the Participant for such accrual computation period. A Participant who is permanently and totally disabled within the meaning of Code Section 415(c)(3)(C)(i) for an accrual computation period shall receive a year of participation with respect to that period. In addition, for a Participant to receive a year of participation (or part thereof) for an accrual computation period, the Plan must be established no later than the last day of such accrual computation period. In no event will more than one year of participation be credited for any 12-month period.

  (c)
  To the extent provided in Regulations, or in other guidance issued by the Internal Revenue Service, the participation limit applicable to the defined benefit dollar limitation shall also be applied separately with respect to each change in the benefit structure of the Plan.

  (d)
  The following provisions shall not apply in Plan Years beginning after December 31, 2001, and the maximum permissible amount will not be adjusted unless benefits begin prior to the Participant's attainment of age 62 as described in Section 8.03(e). For Plan Years beginning prior to January 1, 2002, the following provisions will apply:

  (1)
  If the annual benefit of the Participant commences before the Participant's social security retirement age (as defined below), but on or after age 62, the defined benefit dollar limitation, as reduced above if necessary, shall be determined as follows:

  (2)
  If a Participant's social security retirement age is 65, the dollar limitation for benefits commencing on or after age 62 is determined by reducing the defined benefit dollar limitation by 5/9 of 1% for each month by which benefits commence before the month in which the Participant attains age 65.

  (3)
  If a Participant's social security retirement age is greater than age 65, the dollar limitation for benefits commencing on or after age 62 is determined by reducing the defined benefit dollar limitation by 5/9 of 1% for each of the first 36 months and 5/12 of 1% for each of the additional months (up to 24 months) by which benefits commence before the month of the Participant's social security retirement age.

  (e)
  If the annual benefit of a Participant begins before age 62, the defined benefit dollar limitation will be the actuarial equivalent of an annual benefit beginning at age 62, as determined above, reduced for each month by which benefits commence before the month in which the Participant attains age 62. To determine actuarial equivalence, the interest rate assumption is the greater of the rate specified in the Plan's definition of Actuarial Equivalent, or 5%. Any decrease in the defined benefit dollar limitation determined in accordance with this provision shall not reflect the mortality decrement to the extent that benefits will not be forfeited upon the death of the Participant.

  (f)
  If the annual benefit of a Participant commences after the Participant's social security retirement age, the defined benefit dollar limitation shall be increased so that it is the actuarial equivalent of an annual benefit beginning at the Participant's social security retirement age. To determine actuarial equivalence, the interest rate assumption used will be the lesser of the rate specified in the Plan's definition of Actuarial Equivalent or 5%.

  (g)
  Age 65 for a Participant born before January 1, 1938; age 66 for a Participant born after December 31, 1937, but before January 1, 1955; and age 67 for a Participant born after December 31, 1954.

        8.04    Adjustment.    If the benefit the Participant would otherwise accrue in a limitation year would produce an annual benefit in excess of the maximum permissible amount, the rate of the Participant's benefit accrual will be reduced so that the annual benefit will equal the maximum permissible amount.

        8.05    Multiple Defined Benefit Plans.    If a Participant has ever been covered under more than one defined benefit plan maintained by an Affiliated Company, and the sum of the Participant's annual benefits from all such plans would exceed the maximum permissible amount, the rate of the Participant's benefit accrual in each of the plans will be reduced, pro rata, so that the annual benefit will equal the maximum permissible amount.

        8.06    Annual Addition.    For purposes of this Appendix, "Annual Addition" means, for any Plan Year, the aggregate amount (excluding Rollover Contributions and trustee-to-trustee transfers) credited to a Participant's accounts under each defined contribution plan of an Affiliated Company with respect to such Plan Year from:

  (a)
  Employer contributions and forfeitures allocated to a Participant's account (excluding any amount reinstated to an account pursuant to Code Sections 411(a)(7)(C) (cash-outs) or 411(a)(3)(D) (mandatory contributions)).

  (b)
  A Participant's own contributions made on behalf of the Participant; provided, however, that the Annual Addition for any Plan Year beginning before January 1, 1987, shall not be recomputed to treat all Participant contributions as Annual Additions.

  (c)
  With respect to a Participant who is a key employee, as defined in Code Section 416(i), with respect to such Plan Year or any preceding Plan Year, any amount paid or accrued to such Participant's account under a welfare benefit fund pursuant to Section 419A(d) of the Code and contributions to an individual medical account (as defined in Section 415(1) of the Code) for a Participant as part of a defined benefit plan.

        8.07    Adjustments.    In the case of an individual who was a Participant in one or more defined benefit plans of the Employer as of the first day of the first limitation year beginning after December 31, 1986, the application of the limits of this Section will not cause the maximum permissible amount for such individual under all such defined benefit plans to be less than the individual's current accrued benefit (as defined below).

    (1)
    The preceding sentence applies only if such defined benefit plans met the requirements of Code Section 415, for all limitation years beginning before May 6, 1986.

    (2)
    A Participant's current accrued benefit is the Participant's accrued benefit, determined as if the Participant had separated from service as of the close of the last limitation year beginning before January 1, 1987, when expressed as an annual benefit. In determining a Participant's current accrued benefit, the following shall be disregarded: (i) any change in the terms and conditions of the plan after May 5, 1986; and (ii) any cost of living adjustments occurring after May 5, 1986.

        8.08    Freeze Date.    In no event shall the benefit payable to a Participant determined as if the Participant had separated from service as of December 31, 1999 be less than the Participant's Accrued Benefit determined as if the Participant had separated from service on or after January 1, 2000.

        8.09    Limitation on Benefits for Highest Paid.    To the extent required by law, benefits paid from this Plan to the 25 highest paid Employees shall be subject to the provisions of Regulation 1.401-4(c).

ARTICLE IX
FUNDING

        9.01    Agreements Relating to Funding.    Benefits under this Plan shall be provided pursuant to one or more written agreements entered into between the Company and one or more Trustees (as described in Section 9.02), Insurance Companies (as described in Section 9.04), or a combination thereof, as designated by the Committee. To the extent that the provisions of this Plan are inconsistent with those of a trust agreement entered into under Section 9.02 or a contract with an Insurance Company entered into under Section 9.04 with respect to the rights, duties or obligations of the Trustee or Insurance Company, the provisions of the trust agreement or contract shall control.

        9.02    Establishment of Trust Agreement.    Some or all of the assets of the Plan may be held pursuant to trust agreements with one or more Trustees. The Trustees shall be such one or more individuals, banks, or trust companies as may be designated by the Committee. Each trust agreement shall provide for the investment of the trust assets and prescribe the powers, duties, obligations and functions of the Trustee with respect to the Plan. Each Trustee shall control and manage the assets of its trust, subject to the terms of its trust agreement and this Plan. A Trustee shall be subject to the direction of any Investment Manager appointed pursuant to Section 9.03 with respect to acquisition, retention, or disposition of investments of that portion of the Trust over which such Investment Manager has been given authority by the Committee. Any trust agreement with a Trustee which is a bank shall authorize such Trustee to make deposits in such Trustee's commercial banking department (or in any other bank or similar financial institution) provided that such deposits bear a reasonable rate of interest.

        9.03    Appointment of Investment Manager.    The Committee may, in its discretion, appoint one or more Investment Managers within the meaning of Section 3(38) of ERISA, and may authorize each such Investment Manager to direct any Trustee with respect to acquisition, retention, or disposition of any specified portion (or all) of the Trust.

        9.04    Insurance or Annuity Contracts.    Some or all of the assets of the Plan may be held pursuant to insurance or annuity contracts or policies with one or more Insurance Companies which are qualified to do business as insurance companies under the laws of more than one state (including but not limited to Group Retirement Policy No. 6-9019A issued to the Company by Pacific Mutual Life Insurance Company, effective October 1, 1970). Such contracts or policies may include a contract providing for or guaranteeing a specified rate of interest or return. Each contract described in this Section 9.04 may be executed and held either by the Company or, if the Committee so elects, by the Committee.

        9.05    Voting of Securities in Trust.    Each Trustee and Insurance Company shall have the authority to exercise any voting rights relating to stock and securities in the Trust, except that an Investment Manager may assume responsibility for exercising voting rights with respect to those securities which are managed by such Investment Manager, by complying with such procedures as the Committee or the Trustee or Insurance Company holding such securities shall determine.

        9.06    Participating Company Contributions.

  (a)
  Subject to the right of the Participating Companies to amend or terminate this Plan, as provided in Articles XI and XII, each Participating Company shall periodically remit, in accordance with the written instructions of the Committee, to the Trustee and/or Insurance

    Company, such amounts as the Committee may determine on an actuarial basis to be necessary, in accordance with the following:

    (1)
    Subject to Section 9.07, a Participating Company's contributions shall be determined solely with respect to benefits accrued hereunder by reason of the employment of Participants with such Participating Company; and

    (2)
    Section 412 of the Code, determined in accordance with Section 413(c)(4) of the Code, shall be satisfied.

  (b)
  Notwithstanding the foregoing, no Participating Company shall be under any obligation to make any contributions under the Plan after the Plan is terminated with respect to such Participating Company, whether or not benefits accrued or vested prior to the date of such termination have been fully funded.

        9.07    Effect of Transfer of Employment on Participating Company Liability.    A Participant's participation in the Plan shall be deemed not to terminate because of a transfer of employment from one Participating Company to another Participating Company, so long as such Participant remains an Eligible Employee. To the extent permitted by Section 413(c) of the Code, and subject to Section 9.06 the full actuarial liability with respect to such a transferred Participant shall be deemed to become the liability of the Participating Company to which the Participant transfers, and appropriate entries shall be made in the records and books of account of the Plan and any Trustee and Insurance Company to reflect such transfer of employment.

        9.08    Application of Forfeitures.    All benefits forfeited under this Plan for any reason, including death before retirement and termination of participation before vesting, shall be applied to reduce future contributions by the Participating Company which had been the employer of the Participant whose benefits are forfeited or, in the event the foregoing is inapplicable, to reduce pro rata the future contributions of all Participating Companies.

ARTICLE X
ADMINISTRATION OF THE PLAN

        10.01    The Board and the Committee.    The Board shall from time to time appoint an Employee Benefit Committee of two or more members (who may, but need not, be members of the Board, officers or individual general partners of the Company or officers of the Managing General Partner) which shall be responsible for the administration of the Plan. Such members shall serve at the pleasure of the Board. The Committee and the members thereof shall be deemed to be the "named fiduciaries" of the Plan for purposes of Section 402(a) of ERISA. Notwithstanding the preceding sentence, the Company shall be the "administrator" of the Plan within the meaning of Section 3(16)(A) of ERISA.

  (a)
  Any member of the Committee may resign at any time by giving written notice to the other members and to the Secretary of the Company, effective as therein stated. Any member of the Committee employed by a Participating Company who leaves the employ of said Participating Company and who is not thereupon employed by any other Participating Company, shall be deemed to have resigned as a member of the Committee on the date of his termination of employment. Upon the death, resignation, or removal of any member, the Board shall appoint a successor.

        10.02    Organization of Committee.

  (a)
  The members of the Committee shall elect from their number a chairman. They shall also elect a secretary who may, but need not, be one of the members of the Committee.

  (b)
  The Committee shall hold meetings upon such notice, and at such place or places and at such intervals as it may from time to time determine.

  (c)
  A majority of the members of the Committee at any time in office shall constitute a quorum for the transaction of business. All resolutions or other actions taken by the Committee shall be by vote of a majority of those present at a meeting of the Committee; or without a meeting by instrument in writing signed by a majority of the members of the Committee.

        10.03    Powers and Duties.    The Committee shall have full discretionary authority to administer and interpret the Plan, including discretionary authority to determine eligibility for participation and benefits under the Plan. The Committee may, however, delegate such discretionary authority and such duties and responsibilities as it deems appropriate to facilitate the day-to-day administration of the Plan as set forth in Section 12.10. Any determination by the Committee or the Committee's delegate shall be final and conclusive upon all persons. The Committee's duties shall include, but not be limited to, the following:

  (a)
  To make and enforce such rules and regulations as it shall deem necessary or proper for the efficient administration of the Plan and Trust;

  (b)
  To interpret the Plan and to decide any and all matters arising hereunder; including the right to remedy possible ambiguities, inconsistencies or omissions; provided, however, that all such interpretations and decisions shall be applied in a uniform and nondiscriminatory manner to all Employees similarly situated;

  (c)
  To select or establish funds or vehicles for investment of Accounts hereunder and to establish rules for allocations of Accounts among such funds or vehicles;

  (d)
  To compute the Vested Value of an Account which shall be payable to any Participant or Beneficiary in accordance with the provisions of the Plan;

  (e)
  To authorize disbursements from the Trust. Any instructions of the Committee to the Trustee or Insurance Company shall be evidenced in writing and signed by a member of the Committee delegated with such authority by a majority of the Committee; and

  (f)
  To provide for disclosure of all information and filing or provision of all reports and statements to Participants, Beneficiaries, or governmental bodies as shall be required by ERISA or the Code.

        10.04    Uniform Administration.    Whenever in the administration of the Plan any action is required by the Committee, including, but not limited to, action with respect to valuation, such action shall be uniform in nature as applied to all persons similarly situated and no such action shall be taken which will discriminate in favor of officers, shareholders or highly compensated Participants.

        10.05    Benefit Claims Procedures.

  (a)
  All applications for benefits under the Plan (including applications for in-service withdrawals under Article VI) shall be submitted to The Newhall Land and Farming Company, Attention: Employee Benefit Committee, 23823 Valencia Boulevard, Valencia, California 91355. Applications for benefits (including in-service withdrawals) must be in writing on the forms prescribed by the Committee and must be signed by the Participant or, if he is deceased, by his Beneficiary or legal representative.

  (b)
  Each application shall be acted upon and approved or disapproved within sixty (60) days following its receipt by the Committee. In determining whether to approve or deny any application for benefits (including in-service withdrawals), the Committee shall exercise discretionary authority to interpret the Plan and the facts presented with respect to such application. If any application for benefits is denied, in whole or in part, the Committee shall notify the applicant in writing of such denial and of his right to a review by the Committee and shall set forth in a manner calculated to be understood by the applicant, specific reasons for such denial, specific references to pertinent Plan provisions on which the denial is based, a description of any additional material or information necessary for the applicant to perfect his application, an explanation of why such material or information is necessary, and an explanation of the Plan's review procedure.

  (c)
  Any person whose application for benefits is denied in whole or in part, or his duly authorized representative, may appeal from such denial to the Committee for a review of the decision by submitting to the Committee within sixty (60) days after receiving the written statement described above, a writing:

  (1)
  Requesting a review of his application for benefits by the Committee;

  (2)
  Setting forth all of the grounds upon which his request for review is based and any facts in support thereof; and

  (3)
  Setting forth any issues or comments which the applicant deems relevant to his application.

  (d)
  The Committee shall act upon each such application within sixty (60) days after the later of receipt of the applicant's request for review by the Committee or receipt of any additional materials reasonably requested by the Committee from such applicant.

  (e)
  The Committee shall make a full and fair review of each such application and any written materials submitted by the applicant or the employer in connection therewith and may require the employer or the applicant to submit within thirty (30) days of written notice by the Committee therefor, such additional facts, documents, or other evidence as the Committee, in its sole discretion, deems necessary or advisable in making such review. On the basis of its review and in the exercise of its discretionary authority to interpret the Plan and the facts presented with respect to the request for review, the Committee shall make an independent determination of the applicant's eligibility for benefits under the Plan. The decision of the Committee on any application for benefits shall be final and conclusive upon all persons.

  (f)
  If the Committee denies an application in whole or in part, the Committee shall give written notice of its decision to the applicant setting forth in a manner calculated to be understood by the applicant the specific reasons for such denial and specific references to the pertinent plan provisions on which the Committee decision was based.

        10.06    Fiduciary Responsibilities.    Each member of the Committee, each Trustee, and any other person to whom any fiduciary responsibility with respect to the Plan is allocated shall be a fiduciary of the Plan and shall discharge his fiduciary duties and responsibilities with respect to the Plan in accordance with the provisions of ERISA and the provisions of the Plan and any Trust Agreement, to the extent that such provisions are consistent with ERISA.

        10.07    Liability.    No member of the Committee will be liable for any act of omission or commission except as expressly provided by ERISA.

        10.08    Indemnification.    The Committee and the individual members thereof shall be indemnified by the Company against any and all liabilities arising by reason of any act or failure to act made in good faith pursuant to the provisions of the Plan, including expenses reasonably incurred in the defense of any claim relating thereto.

        10.09    Reliance on Documents.    The Committee will be entitled to rely conclusively upon all certificates, opinions and reports which will be furnished by an accountant, controller, counsel or other person who is employed or engaged for such purposes.

        10.10    Member's Own Participation.    No member of the Committee may act, vote or otherwise influence a decision of the Committee specifically relating to his own participation under the Plan.

        10.11    Delegation of Responsibility.    The Committee from time to time may allocate to one or more of its members and may delegate to any other persons or organizations any of its rights, powers, duties and responsibilities with respect to the operation and administration of the Plan and may employ, and authorize any person to whom any of its fiduciary responsibility has been delegated to employ, persons to render advice with regard to any fiduciary responsibility held thereunder; provided, however, that: (i) no person shall be employed to exercise discretion with respect to investments except as set forth in Section 13.03; and (ii) the power to select or establish investment funds or vehicles and prescribe rules for allocation of Accounts among such funds or vehicles under Section 12.03(c) shall not be delegated. Any such allocation and delegation shall be reviewed at least annually by the Committee and shall be terminable upon such notice as the Committee, in its sole discretion, deems reasonable and prudent under the circumstances.

        10.12    Investment Policy.    At periodic intervals, not less frequently than annually, the Committee shall review the long-run and short-run financial needs of the Plan, determine an investment policy consistent with the objectives of the Plan, and shall communicate such needs and investment policy to each Investment Manager, if any, each Trustee, and each Insurance Company so that the investment and funding policy of the Plan can be appropriately coordinated with the needs of the Plan.

        10.13    Compensation and Expenses.

  (a)
  Each member of the Committee shall serve as such without compensation, but shall be reimbursed by the Company for any necessary expenditures incurred in the discharge of his duties as a member.

  (b)
  Compensation and expenses which are attributable to the following and approved by the Committee may, at the option of the Company, be paid by the Company, or, if not so paid, shall be paid from the Trust:

  (1)
  The compensation or fees, as the case may be, of all agents, counsel, each Insurance Company, each Trustee, each Investment Manager, and other persons retained or employed by the Committee;

  (2)
  The expenses of the Trust, including those relating to reporting obligations; and

  (3)
  The expenses of each Trustee, Insurance Company, and Investment Manager, if any.

  (c)
  At its option the Company may obtain reimbursement from the other Participating Companies for compensation and expenses paid by the Company pursuant to subsections (a) and (b), in proportion to each Participating Company's share of the assets of the Plan at the beginning of such Plan Year.

  (d)
  Brokerage fees, commissions, stock transfer taxes and other charges and expenses incurred in connection with transactions relating to the acquisition or disposition of property for the Trust and distributions from the Trust shall be borne by the Trust assets.

        10.14    Multiple Fiduciary Capacity.    Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

ARTICLE XI
AMENDMENT

        11.01    Amendment.    The Plan, any Trust Agreement, and any contract may be amended at any time and from time to time by an instrument in writing executed pursuant to authority granted by the Board. Upon delivery to the Trustee or Insurance Company of such instrument and of evidence of such authority, the Plan, the Trust Agreement and such contract shall be deemed to have been amended in the manner and to the extent therein set forth. Notwithstanding the foregoing, however, no such amendment shall:

  (a)
  Increase the duties or responsibilities of any Trustee or Insurance Company without its consent thereto in writing;

  (b)
  Have the effect of revesting in the Company or any other Affiliated Company the whole or any part of the principal or income of the Trust (except as permitted by Section 14.3) or of diverting any part of the principal or income of the Trust to purposes other than for the exclusive benefit of the Participants or their Beneficiaries;

  (c)
  Diminish the rights of any Participant with respect to contributions made by him prior to the date of such amendment; or

  (d)
  Create or effect any discrimination in favor of Participants who are highly paid employees.

        11.02    Technical Amendments.    Notwithstanding anything herein to the contrary, the Plan may be amended as and when necessary to conform to the provisions of ERISA and the Code in effect from time to time. When any amendments to be made to the Plan are technical or administrative in nature and have no significant effect on the cost to each Participating Company of maintaining the Plan, the Board may by resolution adopt such changes for each and every Participating Company.

        11.03    Effect of Amendments by Participating Companies.    Except as provided in Section 11.2, an amendment to the Plan shall be binding upon a Participating Company and its employees when approved in writing by the Participating Company.

ARTICLE XII
MERGER

        12.01    Successors to Participating Companies.    In case of the merger, consolidation, liquidation, dissolution or reorganization of a Participating Company, or the sale by a Participating Company of all or substantially all of its assets, provision may be made in written agreement between the Company and any successor corporation or other entity acquiring or receiving a substantial part of such Participating Company's assets, whereby the Plan will be continued by the successor. If the Plan is to be continued by the successor, then effective as of the date of the applicable event the successor shall be substituted for the Participating Company under the Plan. The substitution of a successor for a Participating Company shall not constitute a termination of the Plan for any purpose.

        12.02    Merger or Transfer of Plan Assets.    No merger or consolidation with, or transfer of assets or liabilities of the Plan to, any other plan shall occur unless each Participant in the Plan would, if the Plan terminated immediately after such merger, consolidation, or transfer of assets or liabilities, receive a benefit equal to or greater than the benefit that he would have been entitled to receive immediately before such merger, consolidation, or transfer if the Plan had then terminated. If assets are transferred from this Plan, the Committee will satisfy the distribution requirements of Proposed Regulation 1.401(a)(9)-G-3.

ARTICLE XIII
TERMINATION

        13.01    Power to Terminate.    It is the intention of the Participating Companies to continue the Plan indefinitely, but each Participating Company reserves the right, by action of such Participating Company's board of directors or managing general partner, to terminate or suspend accruals under the Plan with respect to its Participants at any time. For purposes of the preceding sentence, rights conditioned upon a sufficiency of plan assets in the event of a termination or partial termination are considered to be forfeitable by reason of such condition; however, such rights are not deemed forfeitable because in the event of a determination, an employee does not have any recourse towards satisfaction of his nonforfeitable benefits other than from the Pension Benefit Guaranty Corporation.

        13.02    Vesting and Allocation of Assets upon Termination.    Subject to the following sections of this Article XIII and the provisions of Section 8.02, upon the termination or partial termination of the Plan with respect to a Participating Company, the rights of all affected Employees to benefits accrued hereunder to the date of such termination or partial termination (based on Credited Benefit Service and Credited Compensation through such date) shall, to the extent then funded, be nonforfeitable. In the event of a Plan termination, any residual assets of the Plan will be distributed to the Participating Company designated by the Committee, provided that all liabilities of the Plan to Participants and their Beneficiaries have been satisfied, and the distribution does not contravene applicable law.

        13.03    Partial Termination.    For purposes of determining whether a partial termination has occurred, all Employees will be deemed employed by the same employer. A partial termination of the Plan will not be deemed to occur solely by reason of the sale or transfer of all or substantially all of the assets of a Participating Company, but will be deemed to occur only if there is a determination, either made or agreed to by the Committee, or made by the Internal Revenue Service and upheld by a decision of a court of last resort, that a particular event or transaction (including the sale or transfer of all or substantially all of the assets of a Participating Company) constitutes a partial termination within the meaning of Code Section 411(d)(3)(A).

ARTICLE XIV
MISCELLANEOUS

        14.01    Source of Payment.    Benefits under the Plan shall be payable only out of the assets hereof, and no Participating Company shall at any time, before or after termination of the Plan, have any legal obligation, responsibility or liability to make any direct payment of benefits under the Plan. Neither the Participating Companies nor any Trustee or Insurance Company guarantees against any loss or depreciation of such assets or guarantees the payment of any benefits hereunder. No persons shall have any rights under the Plan or against any Trustee or Insurance Company, the Company or any Participating Company, except as specifically provided for herein. Upon any termination of the Plan, benefits shall be paid solely from assets of the Plan or by the Pension Benefit Guaranty Corporation, and neither the Company, any Participating Company, the Committee, nor any fiduciary shall be liable or responsible for any benefits under the Plan should Plan assets be insufficient to pay any benefit.

        14.02    Inalienability of Benefits.

  (a)
  Subject to subsection (b) and with respect to certain judgments, orders or decrees issued or a settlement entered into, on or after August 5, 1997 in accordance with Code Sections 401(a)(13)(C) and (D), benefits under the Plan may not be assigned or hypothecated, and except to the extent required by law, no such benefits shall be subject to legal process or attachment for the payment of any claim against any person entitled to receive the same.

  (b)
  Effective January 1, 1985, the prohibition set forth in subsection (a) shall apply to the creation, assignment or recognition of a right to any benefit payable with respect to a Participant pursuant to a Domestic Relations Order (as defined in subsection (d)) unless the order is determined to be a Qualified Domestic Relations Order (as defined in subsection (c)). Benefits shall be paid in accordance with the applicable requirements of any Qualified Domestic Relations Order.

  (c)
  For purposes of this Section, the term "Qualified Domestic Relations Order" means: (i) a Domestic Relations Order which creates or recognizes the existence of an alternate payee's right, or assigns to an alternate payee the right, to receive all or a portion of the benefits payable with respect to a Participant under the Plan and with respect to which the requirements of Section 206(d)(3) of ERISA are met; or (ii) any other Domestic Relations Order entered prior to January 1, 1985 if (I) benefits are being paid by the Plan under such order as of January 1, 1985; or (II) the Committee elects to treat such order as a Qualified Domestic Relations Order.

  (d)
  For purposes of this Section, the term "Domestic Relations Order" means any judgment, decree or order (including approval of a property settlement agreement) which relates to the provision of child support, alimony payments or marital property rights to a spouse, former spouse, child, or other dependent of a Participant, and is made pursuant to a State domestic relations law (including a community property law).

  (e)
  In the case of any Domestic Relations Order received by the Plan,

  (1)
  The Committee shall promptly notify the Participant and any other alternate payee of the receipt of such order and the procedures for determining the qualified status of Domestic Relations Orders, and

  (2)
  Within a reasonable period after receipt of such order, the Committee shall determine whether such order is a Qualified Domestic Relations Order and notify the Participant and each alternate payee of such determination.

  (f)
  The Committee shall establish reasonable procedures to determine the qualified status of Domestic Relations Orders, to segregate amounts during such determination, and to administer distributions under such orders.

        14.03    Return of Contributions.    This Plan is intended to qualify, and the Trust is intended to be exempt from tax, under the provisions of Section 401(a) and Section 501(a) of the Code, and all contributions hereunder are intended to be deductible under Section 404 of the Code. Therefore, all assets held in the Trust or held by any Insurance Company must be held for the exclusive benefit of the Participants and their Beneficiaries, and such assets may never revert to or inure to the benefit of a Participating Company except under the following conditions:

  (a)
  If the Internal Revenue Service shall deny a deduction for any part of a contribution made by a Participating Company, the amount of the contribution for which no deduction is allowed may be returned to the Participating Company within one (1) year of such disallowance;

  (b)
  If within one (1) year of making a contribution to the Plan the Committee certifies that such contribution was made by a Participating Company under mistake of fact, the Trustee or Insurance Company shall before the expiration of such year return such contribution to the Participating Company;

  (c)
  In the case of complete termination of the Plan in accordance with Article XIII.

        14.04    Determination of Primary Social Security Benefit.

  (a)
  Unless a Participant provides documentation of actual salary history as set forth in subsection (b) the annual amount of a Participant's Primary Social Security Benefit, for purposes of this Plan, shall be determined using an estimated wage history, applying a salary scale projected backward from the date he terminates employment with an Affiliated Company, and based on the assumption that his compensation increased by six percent (6%) each year.

  (b)
  If, within a reasonable period following the later of: (i) the date the Participant's employment terminates (by retirement or otherwise); or (ii) notice to the Participant by the Plan of the benefit to which he is entitled, he supplies to the Committee his actual salary history, such Participant's benefit will be adjusted to reflect the use of actual rather than estimated prior compensation in determining his Primary Social Security Benefit.

  (c)
  The Committee shall give clear written notice to each Participant of his right to supply actual salary history and of the financial consequences of failing to supply such history. Such notice: (i) shall be given each time the summary plan description is provided to the Participant and at the time such Participant is notified of the benefit to which he is entitled under the Plan; and (ii) shall state that the Participant can obtain the actual salary history from the Social Security Administration.

        14.05    No Right to Employment.    Nothing contained herein nor any action taken under the provisions hereof shall be construed as giving any Employee the right to be retained in the employ of any Affiliated Company.

        14.06    Payments to Minors or Incompetents.    If a distribution is to be made to a minor, or to an incompetent person, the Committee may direct that the distribution be paid to the legal guardian, or if none, to a parent of such person, or to a responsible adult with whom the person maintains residence, or to the custodian for the person under the Uniform Gift to Minors Act or Gift to Minors Act, if permitted by the laws of the state in which the person resides.

        14.07    Lost Participant or Beneficiary.    In the event that a benefit has been payable for five years or more without a claim being made and the Committee is unable by reasonable diligence to locate the Participant or Beneficiary to whom payment is due, such benefit shall be forfeited and shall be applied to reduce future Participating Company contributions to the Plan. However, the benefit shall be reinstated if a claim is subsequently made by the Participant or Beneficiary for such benefit.

        14.08    Satisfaction of Claims.    Any payment to a Participant, the Participant's legal representative or Beneficiary, in accordance with the terms of this Plan and the Trust, shall, to the extent thereof, be in full satisfaction of all claims such person may have against the Trustee, the Committee and any Participating Company, any of whom may condition the payment upon execution of a receipt and release therefor as determined by the Trustee, the Committee or a Participating Company.

        14.09    Determinations.    The amount of any Plan benefit will be determined under Plan provisions in effect when the Participant separated from service.

        14.10    Mistaken Payments.    Benefits improperly paid to a person will be owed by that person to the Plan and, notwithstanding any other provisions of this Plan, may be deducted from future benefits payable to the person entitled to receive such benefits.

        14.11    Direct Rollover.    Effective January 1, 1993, notwithstanding any provision of this Plan to the contrary that would otherwise limit a Distributee's election under this Plan, a Distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover. For these purposes, the following definitions apply:

  (a)
  An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of 10 years or more; any distribution to the extent that distribution is required under Section 401(a)(9) of the Code; the portion of any distribution that is not includable in gross income; and any hardship distribution to the extent described in Code Section 401(k)(2)(B)(i)(IV) or, effective January 1, 2002, any part of a hardship distribution.

  (b)
  An Eligible Retirement Plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the Distributee's Eligible Rollover Distribution. With respect to distributions prior to January 1, 2002, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity. Effective January 1, 2002, Eligible Retirement Plan also shall include an annuity contract described in Code Section 403(b) and an eligible plan under Code Section 457(b) that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state of political subdivision of a state, provided the plan agrees to separately account for amounts transferred into such plan from the Plan.

  (c)
  A Distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a Qualified Domestic Relations Order, as defined in Code Section 414(p), are Distributees with regard to the interest of the spouse or former spouse.

  (d)
  A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

        14.12    Interpretation.    Article and section headings in this instrument are for convenience of reference only and shall not be deemed to be part of the substance hereof or in any way to enlarge or limit the contents of any article or section.

        14.13    Applicable Law.    The Plan shall be construed, administered and governed in all respects in accordance with ERISA and other pertinent federal laws and in accordance with the laws of the State of California to the extent not preempted by ERISA; provided, however, that if any provision is susceptible of more than one interpretation, such interpretation shall be given thereto as is consistent with the Plan being a qualified employees' pension plan within the meaning of the Internal Revenue Code. If any provision of this Plan shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions of the Plan shall continue to be fully effective.

        14.14    USERRA Compliance.    Notwithstanding any provision of this Plan to the contrary, contributions, benefits, and service credit with respect to qualified military service shall be provided in accordance with Code Section 414(u) effective December 12, 1994.

ARTICLE XV
TOP-HEAVY RULES

        15.01    Definitions.    For purposes of this Article XV, the following terms shall have the meanings indicated:

  (a)
  Determination Date shall mean, for any Plan Year, the last day of the preceding Plan Year.

  (b)
  Effective January 1, 2002, Key Employee with respect to a particular Participating Company for a particular Plan Year, shall mean any Participant or former Participant (or the Beneficiary of a deceased Participant) who at any time during the Plan Year containing the determination date was either:

  (1)
  an officer of such Participating Company or any of its Related Companies having annual Remuneration greater than $130,000 (as adjusted under Code §416(i));

  (2)
  a five percent owner of the Participating Company or any of its Related Companies; or

  (3)
  a one percent owner of the Participating Company or any of its Related Companies having annual Remuneration of more than $150,000 within the meaning of Code §415(c)(3). The determination of who is a key employee will be made consistent with Code §416(i) and related regulations.

        For Plan Years beginning before 2002, the following definition applies:

    Key Employee with respect to a particular Participating Company for a particular Plan Year, a Participant or former Participant (or the Beneficiary of a deceased Participant) who, at any time during the Plan Year containing the Determination Date for the Plan Year in question or any of the four immediately preceding Plan Years, was:

    (1)
    An officer of such Participating Company or any of its Related Companies having aggregate annual Remuneration from all such entities for a Plan Year greater than one hundred fifty percent (150%) of the maximum dollar limitation in effect under Code Section 415(c)(1)(A) for the calendar year in which such Plan Year ended;

    (2)
    One of the ten employees of such Participating Company or any of its Related Companies owning the largest interests in value of any such entity, provided that: (i) such employee owns more than a one-half percent (1/2%) interest in such entity; and (ii) such employee's aggregate annual Remuneration from all such entities exceeds the maximum dollar limitation under Section 415(c)(1)(A) of the Code;

    (3)
    A Five-Percent Owner of such Participating Company or any of its Related Companies; or

    (4)
    A One-Percent Owner of such Participating Company or any of its Related Companies whose aggregate annual Remuneration from all such entities exceeds $150,000.

        The determination of Key Employee status shall be made pursuant to the following:

      (i)
      For purposes of determining ownership in any entity under this subsection, the attribution principles of Section 318 of the Code shall apply by substituting "5%" for "50%" in Section 318(a)(2)(C).

      (ii)
      For purposes of item (I) above, the individuals actually considered as Key Employees with respect to a Participating Company by virtue of being officers: (i) shall not in number exceed the lesser of fifty (50) or that number not in excess of the greater of three (3) officers or ten percent (10%) of the total number of employees of the

        Participating Company and its Related Companies; and (ii) shall be those individuals belonging to the group of all Participants determined to be officers for the Plan Year containing the Determination Date or any of the preceding four (4) Plan Years, who received the highest annual Remuneration from such entities for any Plan Year during such five (5) year period. Notwithstanding the preceding sentence, no entity other than a corporation shall be deemed to have officers for purposes of clause (1) for any Plan Year beginning before March 1, 1985.

      (iii)
      For purposes of item (II) above, should two employees own the same percentage interest in an entity, then the employee having the greater annual Remuneration shall be deemed to own the larger percentage interest.

  (c)
  Top-Heavy Ratio of a plan or group of plans with respect to a particular Participating Company and its Related Companies shall be a fraction, the numerator of which is the sum of: (i) the present value of all cumulative accrued benefits for all Key Employees under this Plan and under each other defined benefit plan included in the determination; and (ii) the account balances for all Key Employees under each defined contribution plan (including any simplified employee pension plan) included in the determination, and the denominator of which is the sum of: (A) the present value of the cumulative accrued benefits for all Participants under this Plan and each other defined benefit plan included in the determination; and (B) the account balances for all Participants under each defined contribution plan (including any simplified employee pension plan) included in the determination, disregarding any accrued benefits or account balances not provided with respect to an Employee of such Participating Company or any of its Related Companies.

  In determining the Top-Heavy Ratio with respect to a particular Participating Company, the following rules apply:

    (1)
    In determining the accrued benefits and account balances of a Participant employed by a particular Participating Company, benefits attributable to service with an entity other than such Participating Company or any of its Related Companies (including service with a predecessor employer) shall be excluded.

    (2)
    Present value of accrued benefits shall be calculated in accordance with the provisions of the Plan (or such other defined benefit plan to which such benefits pertain). The value of account balances shall be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the Determination Date. Amounts attributable to employer contributions and employee contributions (other than deductible contributions) shall be taken into account. In the event that two or more plans with different plan years are included in the determination, accrued benefits under such plans shall be aggregated as of the Determination Dates for such plans that fall within the same calendar year. Account balances and accrued benefits so determined shall be adjusted for the amount of any contributions: (i) made after the date of such valuation but on or before the Determination Date; or (ii) due but unpaid as of the Determination Date, and, except as otherwise provided in paragraphs (3) or (4) below, shall include any amount distributed during the 5-year period (1-year period effective January 1, 2002) ending on the Determination Date.

    (3)
    The accrued benefit of any Participant who is not a Key Employee with respect to the Plan Year in question, will be treated as accruing at the slowest rate applicable to any plan maintained by the Participating Company.

    (4)
    With respect to a transfer from one qualified plan to another (by rollover or plan-to-plan transfer) which is: (i) incident to a merger or consolidation of two or more plans or a division of a single plan into two or more plans; (ii) made between two plans maintained by the same employer or by employers required to be aggregated under Section 414(b), (c), or (m) of the Code; or (iii) otherwise not initiated by the employee, a Participant's accrued benefit or account balance under a plan shall include any amount attributable to any such transfer received or accepted by such plan on or before the Determination Date but shall not include any amount transferred by such plan to any other plan in such a transfer on or before the Determination Date. With respect to any rollover or plan-to-plan transfer not described in the preceding sentence, a Participant's accrued benefit or account balance under a plan shall include: (I) any amount distributed or transferred by such plan, unless the distributed or transferred amount is excludable under paragraph (2); and (II) any amount attributable to assets received in any such transfer accepted prior to January 1, 1984, but such accrued benefit or account balance shall not include any amount attributable to assets received by such plan in any such transfer accepted after December 31, 1983.

    (5)
    No accrued benefit or account balance for any Participant shall be taken into account with respect to: (i) a Participant who is not a Key Employee with respect to the Plan Year in question, but who was a Key Employee with respect to a prior Plan Year; or (ii) for Plan Years commencing after December 31, 1984, an Employee who has not performed services for the Participating Company or any of its Related Companies within the five (5)-year period (one-year period effective January 1, 2002) ending with the Determination Date.

    (6)
    Account shall be taken of any accrued benefit or account balance payable to a beneficiary (or group of beneficiaries) after the death of a Participant by disregarding the death of such Participant.

  (d)
  Required Aggregation Group means a group of two or more plans consisting of: (i) a qualified plan of a Participating Company or any of its Related Companies (including a simplified employee pension plan) in which at least one Key Employee participates (or has participated in the five (5)-year period ending with the Determination Date); and (ii) any other qualified plan or plans which enable the plan described in (i) to meet the requirements of Sections 401(a)(4) and 410 of the Code.

  (e)
  Permissive Aggregation Group means a group of plans consisting of: (i) one or more qualified plans of a Participating Company in which at least one Key Employee participates (or has participated in the five (5)-year period ending with the Determination Date) or one or more Required Aggregation Groups of plans; and (ii) any other qualified plan or plans of the Participating Company or any of its Related Companies which, when considered as a group with the plan or plans specified in (i), would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

        15.02    Top-Heavy Status.

  (a)
  Subject to subsection (b), with respect to a particular Participating Company, this Plan shall be considered "Top-Heavy" with respect to any Plan Year if, as of the Determination Date for such Plan Year, either:

  (1)
  The Top-Heavy Ratio for the Participating Company's portion of this Plan exceeds sixty percent (60%) and the Participating Company's portion of this Plan is not part of any Required Aggregation Group; or

  (2)
  The Participating Company's portion of this Plan is part of a Required Aggregation Group of plans and the Top-Heavy Ratio for the Required Aggregation Group exceeds sixty percent (60%).

  (b)
  Notwithstanding subsection (a), if the Participating Company's portion of this Plan is part of one or more Permissive Aggregation Groups of plans for which the Top-Heavy Ratio does not exceed sixty percent (60%), this Plan shall not be Top-Heavy with respect to such Participating Company.

        15.03    Minimum Benefit.

  (a)
  With regard to any Plan Year for which the Plan is Top-Heavy with respect to a particular Participating Company, each Participant: (i) who is not a Key Employee with respect to such Participating Company; and (ii) who has at least 1000 Hours of Service (or, if such Participant is at any time during such Plan Year a Seasonal Agricultural Employee, 300 Hours of Service) with such Participating Company or any of its Related Companies for such Plan Year, shall regardless of his level of compensation, have a minimum accrued benefit under this Plan equal to the product of: (i) the lesser of three percent (3%) multiplied by the Participant's years of Cumulative Vesting Service (adjusted as provided in subsection (b) below) with such Participating Company or any of its Related Companies or thirty percent (30%); and (ii) the Participant's average Remuneration from such entities for the testing period described in subsection (c) below. No Participant shall fail to accrue a minimum benefit under this section merely because he is not employed on a specific date.

  (b)
  Solely for the purposes of this section, years of Cumulative Vesting Service shall not include a particular year of service if: (i) the Plan was not Top-Heavy with respect to such Participating Company for any Plan Year ending during such year of service; or (ii) such year of service was completed in a Plan Year beginning before January 1, 1984. Effective January 1, 2002, years of Cumulative Vesting Service shall not include a particular year of service if the Plan benefits no Key Employee or former Key Employee in that year.

  (c)
  Solely for the purposes of this section, the Participant's average Remuneration from a Participating Company and its Related Companies shall be computed for the testing period consisting of the period of consecutive years (not exceeding five (5)) during which the Participant had the greatest aggregate such Remuneration, except that the following years shall not be taken into account:

  (1)
  Any year ending in a Plan Year beginning before January 1, 1984;

  (2)
  Any year beginning after the close of the last year in which the Plan was Top-Heavy with respect to such Participating Company; and

  (3)
  Any year for which the Participant did not earn a year of Cumulative Vesting Service (determined without regard to subsection (b) of this section) with much Participating Company or any of its Related Companies.

  (d)
  If a Participant also participates in a defined contribution plan of an Affiliated Company, then the minimum contribution requirement of this Section with respect to such Participant shall be fulfilled in accordance with the floor offset approach under which the defined benefit minimum is provided in this Plan is offset by the benefits provided under the Newhall Land and Farming Company Employee Savings Plan.

        15.04    Vesting.

  (a)
  With regard to any Plan Year for which the Plan is Top-Heavy with respect to a particular Participating Company, a Participant whose employment with such Participating Company and all its Related Companies terminates for any reason other than death or retirement in accordance with the provisions of this Plan and who would not be entitled to benefits under Section 3.05(a) shall, notwithstanding any other Plan provision, be entitled to a proportion of the benefit set forth in Section 3.05(c) which corresponds to his years of Cumulative Vesting Service at the time of such termination as follows:

Years of Cumulative Vesting Service	Vested Percentage of Benefit
Less than 2	0%
2	20%
3	40%
4	60%
5	80%
6 or more	100%
  (b)
  Notwithstanding subsection (a):

  (1)
  The schedule set forth in subsection (a) shall not apply to any Participant who does not render an Hour of Service for such Participating Company or any of its Related Companies after the Plan becomes Top-Heavy with respect to such Participating Company, nor shall it apply to benefits not required to be taken into account by reason of a Rule of Parity Break beginning before the Plan becomes Top-Heavy with respect to such Participating Company; and

  (2)
  In no case shall the schedule set forth in subsection (a) be used to compute the nonforfeitable percentage of a Participant's benefits under a particular Participating Company's portion of this Plan unless it produces a result at least as favorable to the Participant as would be obtained under Section 3.05.

  (c)
  In the event that, following a Plan Year in which the vesting schedule in subsection (a) is applicable with respect to a Participating Company, the Plan should cease to be Top-Heavy with respect to such Participating Company, such schedule shall cease to be applicable, except that:

  (1)
  Any Participant who has become entitled to a percentage of his accrued benefit under a particular Participating Company's portion of this Plan by virtue of such schedule shall remain entitled to such percentage in the event his employment terminates, notwithstanding Section 3.05(a).

  (2)
  Any Participant having at least five (5) years of Cumulative Vesting Service with the Participating Company or any Related Company shall remain subject to such schedule regardless of the Plan's Top-Heavy status.

ARTICLE XVI
EXECUTION

        To record the adoption of this amendment and restatement, Newhall Management Corporation, a California corporation, managing general partner of Newhall Management Limited Partnership, a California limited partnership, managing general partner of The Newhall Land and Farming Company, a California limited partnership, has caused this Plan to be executed on behalf of such partnership by its duly authorized officer this 16th day of July, 2002.

THE NEWHALL LAND & FARMING COMPANY (A CALIFORNIA LIMITED PARTNERSHIP)
By:	NEWHALL MANAGEMENT LIMITED PARTNERSHIP, MANAGING GENERAL PARTNER
By:	NEWHALL MANAGEMENT CORPORATION, MANAGING GENERAL PARTNER
By	/s/ DAVID E. PETERSON
Its	Assistant Secretary